EXHIBIT 10.8


                                CREDIT AGREEMENT




                           DATED AS OF AUGUST 31, 2000


                                      AMONG


                        BEASLEY MEZZANINE HOLDINGS, LLC,
                                  AS BORROWER,



                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,


                    FLEET NATIONAL BANK,AS SYNDICATION AGENT,


                             BANK OF AMERICA, N.A.,
                             AS DOCUMENTATION AGENT,


                              THE BANK OF NEW YORK,
                            AS CO-DOCUMENTATION AGENT
                               AND MANAGING AGENT,


                                       AND


                        BANK OF MONTREAL, CHICAGO BRANCH,
                             AS ADMINISTRATIVE AGENT

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----


Section 1.        DEFINITIONS..................................................2

       1.1        Certain Defined Terms........................................2

       1.2        Accounting Terms; Utilization of GAAP for Purposes of
                  Calculations Under Agreement................................24

       1.3        Other Definitional Provisions...............................24


Section 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS..................24

       2.1        Commitments; Making of Loans; Notes.........................24

       2.2        Interest on the Loans.......................................27

       2.3        Fees........................................................32

       2.4        Repayments, Prepayments and Reductions in Revolving Loan
                  Commitments; General Provisions Regarding Payments..........33

       2.5        Use of Proceeds.............................................42

       2.6        Special Provisions Governing LIBOR Rate Loans...............42

       2.7        Increased Costs; Taxes; Capital Adequacy....................44

       2.8        Obligation of Lenders and Issuing Lenders to Mitigate.......48

       2.9        Affected Lenders............................................49

       2.10       Guaranties of and Security for the Obligations..............50


Section 3.        LETTERS OF CREDIT...........................................51

       3.1        Issuance of Letters of Credit and Lenders' Purchase of
                  Participations Therein......................................51

       3.2        Letter of Credit Fees.......................................53

       3.3        Drawings and Reimbursement of Amounts Drawn Under Letters of
                  Credit......................................................54

       3.4        Obligations Absolute........................................56

       3.5        Indemnification; Nature of Issuing Lender's Duties..........57

       3.6        Increased Costs and Taxes Relating to Letters of Credit.....58


Section 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT...................59

       4.1        Conditions to Term Loans and Initial Revolving Loans........59

       4.2        Conditions to Permitted Acquisitions........................61

       4.3        Conditions to All Loans.....................................63

       4.4        Conditions to Letters of Credit.............................63

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                           TABLE OF CONTENTS (CONT'D)
                           -----------------

Section 5.        BORROWER'S REPRESENTATIONS AND WARRANTIES...................64

       5.1        Organization, Powers, Qualification, Good Standing,
                  Business and Subsidiaries...................................64

       5.2        Authorization of Borrowing, etc.............................66

       5.3        Financial Condition.........................................67

       5.4        No Material Adverse Change; No Restricted Junior Payments...67

       5.5        Title to Properties; Liens..................................67

       5.6        Litigation; Adverse Facts...................................68

       5.7        Payment of Taxes............................................68

       5.8        Governmental Regulation.....................................68

       5.9        Securities Activities.......................................68

       5.10       Employee Benefit Plans......................................69

       5.11       Certain Fees................................................69

       5.12       Environmental Protection....................................69

       5.13       Employee Matters............................................70

       5.14       Solvency....................................................71

       5.15       Insurance...................................................71

       5.16       Disclosure..................................................71


Section 6.        BORROWER'S AFFIRMATIVE COVENANTS............................71

       6.2        Corporate Existence, etc....................................74

       6.3        Payment of Taxes and Claims; Tax Consolidation..............75

       6.4        Maintenance of Properties; Insurance........................75

       6.5        Inspection; Lender Meeting..................................75

       6.6        Compliance with Laws, etc...................................76

       6.7        Environmental Disclosure and Inspection.....................76

       6.8        Borrower's Remedial Action Regarding Hazardous Materials....77

       6.9        Interest Rate Protection....................................77


Section 7.        BORROWER'S NEGATIVE COVENANTS...............................77

       7.1        Indebtedness................................................77

       7.2        Liens and Related Matters...................................78

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                           TABLE OF CONTENTS (CONT'D)
                           -----------------


       7.3        Investments; Joint Ventures.................................79

       7.4        Contingent Obligations......................................80

       7.5        Restricted Junior Payments..................................81

       7.6        Financial Covenants.........................................81

       7.7        Restriction on Fundamental Changes; Asset Sales and
                  Acquisitions................................................82

       7.8        Sales and Lease-Backs.......................................84

       7.9        Sale or Discount of Receivables.............................85

       7.10       Transactions with Shareholders and Affiliates...............85

       7.11       Conduct of Business.........................................85

       7.12       Amendments or Waivers of Subordinated Debt Documents and
                  Charter Documents...........................................86

       7.13       Fiscal Year.................................................86


Section 8.        EVENTS OF DEFAULT...........................................86

       8.1        Failure to Make Payments When Due...........................86

       8.2        Default in Other Agreements.................................86

       8.3        Breach of Certain Covenants.................................87

       8.4        Breach of Warranty..........................................87

       8.5        Other Defaults Under Loan Documents.........................87

       8.6        Involuntary Bankruptcy; Appointment of Receiver, etc........87

       8.7        Voluntary Bankruptcy; Appointment of Receiver, etc..........88

       8.8        Judgments and Attachments...................................88

       8.9        Dissolution.................................................88

       8.10       Employee Benefit Plans......................................88

       8.11       Failure of Security, Guaranty or Subordination..............89

       8.12       FCC Licenses................................................89

       8.13       Business Interruption.......................................89

       8.14       Change of Control...........................................89


Section 9.        AGENT.......................................................90

       9.1        Appointment.................................................90

       9.2        Powers; General Immunity....................................91

                           -----------------


       9.3        Representations and Warranties; No Responsibility For
                  Appraisal of Creditworthiness...............................92

       9.4        Right to Indemnity..........................................92

       9.5        Successor Administrative Agent..............................93

       9.6        Security Documents, Etc.....................................93

       9.7        Appointment of Separate Administrative Agent................94

Section 10.       MISCELLANEOUS...............................................94

       10.1       Assignments and Participations in Loans and Letters of
                  Credit......................................................94

       10.2       Expenses....................................................97

       10.3       Indemnity...................................................97

       10.4       Set-Off.....................................................98

       10.5       Ratable Sharing.............................................98

       10.6       Amendments and Waivers......................................99

       10.7       Independence of Covenants..................................100

       10.8       Notices....................................................100

       10.9       Survival of Representations, Warranties and Agreements.....100

       10.10      Failure or Indulgence Not Waiver; Remedies Cumulative......100

       10.11      Marshalling; Payments Set Aside............................101

       10.12      Severability...............................................101

       10.13      Obligations Several; Independent Nature of Lenders'
                  Rights.....................................................101

       10.14      Headings...................................................101

       10.15      Applicable Law.............................................102

       10.16      Successors and Assigns.....................................102

       10.17      Consent to Jurisdiction and Service of Process.............102

       10.18      Waiver of Jury Trial.......................................102

       10.19      Confidentiality............................................103

       10.20      Counterparts; Effectiveness................................103

                                    EXHIBITS


I                FORM OF NOTICE OF BORROWING
II               FORM OF NOTICE OF CONVERSION/CONTINUATION
III              FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV               FORM OF TERM NOTE
V                FORM OF REVOLVING NOTE
VI               FORM OF COMPLIANCE CERTIFICATE
VII              FORM OF OPINION OF LATHAM & WATKINS
VIII             FORM OF SUBSIDIARY GUARANTY
IX-A             FORM OF CREDIT PARTIES SECURITY AGREEMENT
IX-B             FORM OF HOLDINGS PLEDGE AGREEMENT
X                BFT CONSENT LETTER

                                    SCHEDULES

2.1                 LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1D                SUBSIDIARIES OF OBLIGORS
5.1E                FCC LICENSES AND STATION MATTERS
5.1E(v)             LMAs
5.1F                COLLATERAL MATTERS
5.12                ENVIRONMENTAL MATTERS
7.1                 EXISTING INDEBTEDNESS
7.3                 EXISTING INVESTMENTS
7.4                 EXISTING CONTINGENT OBLIGATIONS

                         BEASLEY MEZZANINE HOLDINGS, LLC

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is dated as of August 31, 2000 and entered into by and among BEASLEY MEZZANINE HOLDINGS, LLC ("BORROWER"), THE FINANCIAL INSTITUTIONS PARTY HERETO (as further defined below, each individually referred to herein as a "LENDER" and collectively as "LENDERS"), FLEET NATIONAL BANK, as syndication agent for Lenders (in such capacity, "SYNDICATION AGENT"), BANK OF AMERICA, N.A., as documentation agent for Lenders, (in such capacity, "DOCUMENTATION AGENT"), THE BANK OF NEW YORK, as co-documentation agent and managing agent for Lenders (in such capacity, "MANAGING AGENT") and BANK OF MONTREAL, CHICAGO BRANCH ("BANK OF MONTREAL"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

                  WHEREAS, as of the date hereof, the Borrower and its Subsidiaries own and operate the radio stations set forth opposite their names on Part I on SCHEDULE 5.1E;

                  WHEREAS, certain Subsidiaries of the Borrower are parties to the Existing Credit Agreement (capitalized terms used in these Recitals without definition shall have the respective meanings assigned in subsection 1.1 hereof);

                  WHEREAS, the Borrower desires that Lenders extend certain credit facilities to the Borrower to (i) refinance the Existing Credit Agreement, (ii) make Restricted Junior Payments to the extent permitted hereunder, (iii) pay the purchase price and related fees and expenses for potential future acquisitions of radio broadcasting stations by Borrower and its Subsidiaries as permitted hereunder and (iv) provide financing for working capital and other general corporate purposes of Borrower and its Subsidiaries;

                  WHEREAS, Borrower's Subsidiaries have agreed to guarantee the Obligations hereunder and under the other Loan Documents;

                  WHEREAS, the Borrower and its Subsidiaries desire to secure their respective Obligations by granting to Administrative Agent, on behalf and for the ratable benefit of Lenders, First Priority Liens in certain collateral pursuant to the Credit Parties Security Agreement;

                  WHEREAS, Holdings has agreed to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on all of its membership interests in the Borrower pursuant to the Holdings Pledge Agreement;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders, Syndication Agent, Documentation Agents, Managing Agent and Administrative Agent agree as follows:

SECTION 1.        DEFINITIONS

1.1      CERTAIN DEFINED TERMS.
         ---------------------

         The following terms used in this Agreement shall have the following meanings:

                  "ACQUIRED STATIONS" means the radio stations to be acquired on any Permitted Acquisition Closing Date.

                  "ACQUISITION FCC CONSENT" means the initial or other written action or actions by the FCC approving the assignment of the FCC Licenses for each Station to be acquired as part of a Permitted Acquisition to the respective License Sub in the manner contemplated by the applicable Permitted Acquisition Documents, all in form and substance satisfactory to Administrative Agent.

                  "ADJUSTED LIBOR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate per annum obtained by DIVIDING (i) the arithmetic mean (rounded upward to the nearest 1/16 of one percent) of the offered rates for Dollar deposits with maturities comparable to the Interest Period for which such Adjusted LIBOR Rate will apply, appearing on Telerate Page 3750 (or any successor page) at approximately 11:00 A.M. (London time) on such Interest Rate Determination Date, as determined by the Administrative Agent BY (ii) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of similar liabilities under Regulation D).

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5.

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGENTS" means the Administrative Agent, the Syndication Agent, the Documentation Agents and the Managing Agent.

                  "AGREEMENT" shall mean this Credit Agreement dated as of August 31, 2000, as it may be amended, supplemented, restated or otherwise modified from time to time.

                  "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 10.5.

                  "APPLICABLE MARGIN" means the percentage determined by reference to subsection 2.2A.

                  "ASSET SALE" means the sale by any Credit Party to any Person other than another Credit Party of (i) any of the stock, partnership or other equity interests of Borrower's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Borrower or any of its Subsidiaries outside of the ordinary course of business; PROVIDED, that Asset Sale shall not include any Permitted Tower Transfer.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BEASLEY FAMILY" means, collectively, (i) George G. Beasley, a resident of the State of Florida, (ii) any of such Person's spouse, ancestors, descendants, cousins, siblings, or descendants of cousins or siblings, (iii) any trust wholly revocable by any one or more of such Person, or such individuals described in (i) or (ii), or any other trust for the benefit of any one or more of such Person, such individuals described in (i) or (ii), or any organization to which gifts at death would qualify for a federal estate charitable deduction under Internal Revenue Code Section 2055; and (iv) any entity that is an Affiliate of any one or more of such Person, such individuals described in (i) or (ii) or trust described in (iii).

                  "BFT" means Beasley Family Towers, a Delaware corporation and an Affiliate of Borrower.

                  "BFT CONSENT LETTER" means a Consent Letter substantially in the form of Exhibit X annexed hereto executed and delivered by BFT pursuant to Section 4.1 and any Permitted Tower Transfer.

                  "BORROWER" has the meaning assigned to that term in the introduction to this Agreement.

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Illinois or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, any day that is a Business Day described in clause
         (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person, other than any LMA.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that
         (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CASH PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, PROVIDED that Cash Proceeds shall not include (i) payments received in respect of the promissory note received in respect of the sale of WTSB or (ii) any payments received from time to time in respect of Permitted Sale Notes.

                  "CHANGE OF CONTROL" means:

                           (i) Holdings ceasing for any reason to beneficially
                  own and control 100% of the membership interests of Borrower or any Credit Party ceasing for any reason (other than a transfer or an equity issuance permitted hereunder) to beneficially own and control at least 99.75% of the issued and outstanding shares of capital stock, partnership interests or other equity interests of its Subsidiaries;

                           (ii) the sale, lease or other transfer (other than a
                  transfer or an equity issuance permitted hereunder) of all or substantially all of Borrower's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than a wholly-owned Subsidiary;

                           (iii) the adoption of a plan relating to the
                  liquidation or dissolution of Borrower or managing member thereof; or

                           (iv) the consummation of any transaction as a result
                  of which any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) that is not the Beasley Family or a member thereof or a "beneficial owner" of (as such term is used in Section 13(d)(3) of the Exchange Act) any stock, partnership interests or other equity interests of Holdings as of the date of this Agreement, directly or indirectly becomes a "beneficial owner" of more than 50% of the voting stock, voting partnership interests or other voting equity interests of Holdings;

                  "CLOSING DATE" means the Funding Date on or before August 31, 2000 on which the Loans are made and the conditions set forth in subsection 4.1 are satisfied.

                  "COLLATERAL" means, collectively, all assets securing the Obligations pursuant to the Security Documents in accordance with the terms thereof.

                  "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

                  "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder, as from time to time in effect.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT VI annexed hereto delivered to Administrative Agent and Lenders by Borrower pursuant to subsection 6.1(iii).

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in Cash or other consideration or accrued as a liability including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) by Borrower and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment", or comparable items, including capitalized expenses, reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries; PROVIDED that

         Consolidated Capital Expenditures shall not include amounts paid and costs incurred in connection with Permitted Acquisitions.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period EXCLUDING, HOWEVER, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                  "CONSOLIDATED EXCESS CASH FLOW" means, for the Borrower and its Subsidiaries on a consolidated basis, for any fiscal year of the Borrower, the amount by which the Borrower's and its Subsidiaries' operating revenues collected in Cash during such fiscal year exceed the sum (without duplication) of (i) the Borrower's and its Subsidiaries' consolidated operating expenses paid in Cash in such period (including, without duplication, Consolidated Cash Interest Expense and general and administrative expenses), plus (ii) the amount (without duplication) paid in Cash by the Borrower and its Subsidiaries in such period for
         (a) principal repayments of the Consolidated Total Debt (excluding payments made from Consolidated Excess Cash Flow), plus (b) Consolidated Capital Expenditures paid in Cash in accordance with the terms hereof, plus (c) Cash distributions permitted under subsection 7.5(i) hereof, plus (d) fees and expenses paid in Cash by Borrower and its Subsidiaries hereunder or under the other Loan Documents for the effectiveness of such agreements and the other Closing Date transactions and for amendments and waivers thereto and in connection with the initial public offering of Holdings in February of 2000, plus
         (e) all legal fees and expenses paid in Cash by Borrower and its Subsidiaries with respect to any acquisition or disposition of a Station permitted hereunder, plus (f) the aggregate amount of Holdings Advances made in such Fiscal Year plus (g) 25% of the positive change in net revenues of the Borrower and its Subsidiaries from the Fiscal Year immediately preceding the Fiscal Year with respect to which any determination is made to the Fiscal Year with respect to which such determination is made, plus (h) all Cash invested in Investments during such Fiscal Year as permitted by subsection 7.3(v), (viii) and (ix) or used in consummating Permitted Acquisitions. For purposes of calculating Consolidated Excess Cash Flow with respect to assets not owned by the Borrower and its Subsidiaries for the Fiscal Year, Consolidated Excess Cash Flow shall be calculated as if any operations disposed of by any Borrower and its Subsidiaries at any time during the preceding 12-month period had not been owned by the Borrower and its Subsidiaries for any of the full preceding 12-month period.

                  "CONSOLIDATED FIXED CHARGES" shall mean for the Borrower and its Subsidiaries on a consolidated basis, for the four (4) Fiscal Quarter period ending on the date of determination, the sum of (a) Consolidated Cash Interest Expense paid during such period, plus (b) scheduled principal payments of the Term Loans or Revolving Loan Commitment paid as a result of reduction requirements under subsection 2.4A hereof during such period plus (c) agency fees and commitment fees paid during such period, plus (d) Consolidated Capital Expenditures of the Borrower and its Subsidiaries paid during such period, plus (e) taxes paid in Cash and Restricted Junior Payments made with respect to taxes resulting from the business and activities of Borrower and its Subsidiaries during such period (provided that subsection (e) of this definition shall NOT include

         Restricted Junior Payments made by the Borrower permitted by subsection 7.5(i) and (ii) hereof or in respect of capital gains taxes) plus (f) LMA Payments.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, whether paid in Cash or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3B payable to Administrative Agent and Lenders on or before the Closing Date, all of the foregoing determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED OPERATING CASH FLOW" shall mean for Borrower and its Subsidiaries on a consolidated basis and determined in accordance with GAAP, for the four (4) Fiscal Quarter period ending on the date of determination, (a) net income or loss for such period, excluding (i) extraordinary gains and losses, if any, for such period and (ii) the write-up or write-down of assets for such period, plus (b) to the extent deducted in determining net income for such period, the sum of
         (i) depreciation expense for such period, (ii) amortization expense for such period, (iii) Consolidated Interest Expense during such period,
         (iv) taxes expensed during such period whether current or deferred, (v) other deferred or non-cash expenses relating to trade for such period,
         (vi) LMA Payments for such period with respect to any Permitted Acquisition during such period, (vii) fees and expenses paid by the Borrower and its Subsidiaries hereunder or under the other Loan Documents for the effectiveness of such agreements and the other Closing Date transactions and in connection with the initial public offering of Holdings in February of 2000, (viii) all legal fees and expenses incurred by Borrower and its Subsidiaries with respect to any acquisition or disposition of a Station permitted hereunder as a "like-kind" exchange under Section 1031 of the Internal Revenue Code,
         (ix) legal fees incurred by Borrower and its Subsidiaries with respect to any acquisition of a Station permitted hereunder, to the extent such legal fees do not exceed $50,000 for any such acquisition or series of related acquisitions, and (x) up to $500,000 in the aggregate during the term of this Agreement of legal fees associated with the litigation between WQAM-AM and the Florida Marlins Inc., MINUS (c) to the extent included in determining net income for such period, non-cash revenue relating to trade. For purposes of calculating Consolidated Operating Cash Flow with respect to assets not owned by the Borrower and its Subsidiaries for the full preceding 12-month period, Consolidated Operating Cash Flow shall be calculated as if (A) any operations acquired by Borrower and its Subsidiaries at any time during the preceding 12-month period had been in fact owned by Borrower and its Subsidiaries for the full preceding 12-month period, and (B) any operations disposed of by Borrower and its Subsidiaries at any time during the preceding 12-month period had not been owned by Borrower and its Subsidiaries for any of the full preceding 12-month period.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the sum of (i) the aggregate stated balance sheet amount of all Indebtedness of Borrower and its

         Subsidiaries (including, without limitation, the Loans but EXCLUDING
         (a) the $100,000 promissory note issued in connection with the acquisition of Georgia Stations WRDW(AM), WAWX(AM) and WRFN(AM) and (b) Indebtedness outstanding in accordance with subsection 7.1(v)), (ii) Letter of Credit Usage and (iii) the sum of (x) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all letters of credit (other than Letters of Credit) issued for the account of Borrower or any of its Subsidiaries then outstanding plus (y) the aggregate amount of all drawings under any such letter of credit honored by the issuer of any such letter of credit and not theretofore reimbursed by Borrower or any of its Subsidiaries.

                  "CONSOLIDATED TOTAL DEBT RATIO" means, as at any date of determination, the ratio of Consolidated Total Debt to Consolidated Operating Cash Flow as calculated as of the most recent Fiscal Quarter end pursuant to subsection 7.6C.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person
         (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CREDIT PARTY" means Borrower and each of its Subsidiaries and "CREDIT PARTIES" means such Persons collectively.

                  "CREDIT PARTIES SECURITY AGREEMENT" means the Security Agreement to be executed and delivered by Borrower and its Subsidiaries, substantially in the form of EXHIBIT IX-A annexed hereto.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOCUMENTATION AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Documentation Agent appointed pursuant to subsection 9.5.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "ELIGIBLE ASSIGNEE" means an "accredited investor" (as defined in Regulation D under the Securities Act) including without limitation
         (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (x) such bank is acting through a branch or agency located in the United States or
         (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other accredited investor which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Administrative Agent and the Borrower; and (B) any Lender and any Affiliate of any Lender that is reasonably acceptable to Administrative Agent and Borrower (unless such assignment to such Affiliate is required or advisable to comply with any applicable law or governmental regulation binding upon such Lender); PROVIDED that no Affiliate of Borrower shall be an Eligible Assignee; PROVIDED FURTHER that in the case of the forgoing clauses (A) and (B) the consent of Borrower to any Eligible Assignee shall not be required at any time that an Event of Default has occurred and is continuing.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Borrower or any of its ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" means any written allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Borrower, any of its Subsidiaries, any of their respective Affiliates or any Facility.

                  "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to
         (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Credit Party, its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C.ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 ET SEQ.), the Federal Water Pollution Control Act ( 33 U.S.C.ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.ss. 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C.ss. 651 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss. 11001 ET SEQ.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                  "EQUITY SECURITIES" means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest, options, warrants, or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation);
         (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue
         Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
         Section 4041(c) of ERISA; (iv) the withdrawal by any Credit Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Credit Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by any Credit Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Credit Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any Credit Party or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c),
         (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan;
         (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Credit Party or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
         (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EVENT OF DEFAULT" means each of the events set forth in
         Section 8.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of March 30, 1998 by and among Beasley FM Acquisition Corp., Beasley Broadcasting of Eastern North Carolina, Inc., Beasley Broadcasting of Eastern Pennsylvania, Inc., Beasley Broadcasting of Arkansas, Inc., W&B Media, Inc., Beasley Broadcasting of Southwest Florida, Inc., Beasley Broadcasting of Coastal Carolina, Inc., Beasley-Reed Acquisition Partnership, and Beasley Radio, Inc., the financial institutions party thereto as of the Closing Date, and Bank of Montreal, Chicago Branch, as agent, as amended August 11, 1999, December 30 1999 and February 8, 2000.

                  "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Credit Party or any of its predecessors or Affiliates.

                  "FCC" means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

                  "FCC LICENSE" means any of the material licenses, permits or other authorizations issued by the FCC relating to the Stations.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the rates on overnight Federal funds transactions quoted by Bank of Montreal.

                  "FINAL ORDER" means, as of any date of determination with respect to any written action or consent by the FCC, such written action or consent which shall have been obtained and (i) which shall not have been reversed, stayed, enjoined, annulled or suspended and
         (ii) for which the time for filing a request for administrative or judicial relief or for instituting administrative review thereof SUA SPONTE, shall have expired without any such filing having been made or notice of such review having been issued, or, in the event of such filing or review SUA SPONTE, such filing or review SUA SPONTE shall have been disposed of favorably to confirmation of such written action or the grant of such consent and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

                  "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(x) hereof;

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that
         (i) such Lien has priority over any other Lien on such Collateral (other than Permitted Liens) and (ii) such Lien is the only Lien other than Permitted Liens to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Borrower and its Subsidiaries maintained in accordance with subsection 7.13.

                  "FUNDING AND PAYMENT OFFICE" means the office of Administrative Agent located at 115 South LaSalle Street, Chicago, Illinois 60603.

                  "FUNDING DATE" means the date of the funding of a Loan.

                  "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL ACTS" has the meaning assigned to that term in subsection 3.5A hereof.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

                  "HOLDINGS" means Beasley Broadcast Group, Inc.

                  "HOLDINGS ADVANCE" has the meaning set forth in subsection
         7.5.

                  "HOLDINGS PLEDGE AGREEMENT" means the Holdings Pledge Agreement executed and delivered by Holdings on the Closing Date, substantially in the form of EXHIBIT IX-B annexed hereto, as such Holdings Pledge Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (vi) payment obligations under non-compete agreements and all other payment obligations that would be properly classified as a liability on a balance sheet conforming with GAAP (other than trade payables, accrued expenses and other deferred expenses not 120 days past due); PROVIDED that obligations under Interest Rate Agreements constitute Contingent Obligations and not Indebtedness; PROVIDED FURTHER that Indebtedness shall not include obligations in respect of Operating Leases that would not be properly classified as a liability on a balance sheet in conformity with GAAP.

                  "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 10.3.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                  "INITIAL TERM LOANS" means Term Loans to be made on the Closing Date in accordance with Section 2.1A(i) in an aggregate principal amount of $102,236,261.54.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Borrower or any of its Subsidiaries against fluctuations in interest rates.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by any Credit Party of, or of a beneficial interest in, any Securities of any other Person (other than a Person that, prior to such purchase or acquisition, was a wholly-owned Subsidiary of such Credit Party), or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by any Credit

         Party to any other Person other than Borrower or a Subsidiary of such Credit Party, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "ISSUING LENDER" means, with respect to any Letter of Credit, the Administrative Agent or the Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1; PROVIDED that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                  "LETTER OF CREDIT" or "LETTERS OF CREDIT" means the standby letters of credit issued or to be issued by Issuing Lenders for the account of Borrower pursuant to subsection 3.1 for any lawful purpose; PROVIDED that standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Borrower (whether any such reimbursement was made out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise).

                  "LIBOR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in subsection 2.2A.

                  "LICENSE SUB" means any special purpose Subsidiary of Borrower which is created or acquired to hold the FCC Licenses and "LICENSE SUBS" means all such License Subs.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LIKE-KIND EXCHANGE" has the meaning assigned to that term in subsection 2.4B(iii)(a)(2).

                  "LMA" means any joint sales agreement, advertising sales agreement, time brokerage agreement, local marketing agreement or management services agreement or similar arrangement with respect to the management or marketing of any radio station (including, without limitation, the Stations) or any other broadcast properties to which Borrower or any of its Subsidiaries is a party in effect at such time; PROVIDED that LMA shall not include any of the foregoing with respect to any AM Station for which Borrower or any of its Subsidiaries is the FCC Licensee.

                  "LMA PAYMENTS" means, for any period, all costs, fees, expenses or other payments made by any Credit Party pursuant to the LMAs for the account of the holder of the FCC licenses (or any Affiliate thereof) for the broadcast station subject to such LMA.

                  "LOAN" or "LOANS" means one or more of the Term Loans or Revolving Loans or any combination thereof.

                  "LOAN DOCUMENTS" means (i) this Agreement, (ii) the Notes,
         (iii) the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Borrower in favor of an Issuing Lender relating to, the Letters of Credit), (iv) the Subsidiary Guaranty, (v) the Security Documents, (vi) the BFT Consent Letter and (vi) any Interest Rate Agreements entered into by Borrower with any Person that is or was a Lender or an Affiliate of a Lender at the time of entry into such agreement.

                  "MANAGING AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Managing Agent appointed pursuant to subsection 9.5.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties or condition (financial or otherwise) of Borrower and its Subsidiaries (taken as a whole) or (ii) the impairment of any material portion of the Collateral or the ability of the Obligors to perform in any material respect, or of Administrative Agent or Lenders to enforce, the Obligations.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which Borrower or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Borrower or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including, without limitation, (i) income and other taxes reasonably estimated to be actually payable as a result of such

         Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness permitted hereunder (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (iii) brokerage, legal, accounting and other fees and expenses; PROVIDED that such fees shall be deducted from Cash Proceeds only to the extent that they are reasonable in amount in accordance with industry standards and (iv) adjustments to the purchase price or pro rations of costs pursuant to the terms of such Asset Sale.

                  "NET SECURITIES PROCEEDS" shall have the meaning assigned to that term in subsection 2.4B(iii)(b).

                  "NOTE" or "NOTES" means one or more of the Term Notes or Revolving Notes or any combination thereof.

                  "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT I annexed hereto delivered by Borrower to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Borrower to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                  "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of EXHIBIT III annexed hereto delivered by Borrower to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                  "OBLIGATIONS" means all obligations of every nature of the Obligors from time to time owed to Agents, Lenders or any of them (or any Person party to Interest Rate Agreements with any Credit Party and at the time of entry into such agreements such Person is a Lender or an Affiliate of a Lender) under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "OBLIGOR" means Holdings, Borrower and each of Borrower's Subsidiaries and "OBLIGORS" means such Persons collectively.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by any of its chairman of the board (if an officer), its president, its chief operating officer or one of its vice presidents or its chief financial officer or its treasurer, and with respect to any limited liability company, partnership or limited partnership, a certificate executed on behalf of such limited liability company, partnership or limited partnership by its managing member or general partner, as the case may be.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than (i) any such lease under which that Person is the lessor and
         (ii) any LMA.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ACQUISITION" has the meaning set forth in subsection 7.7(iv).

                  "PERMITTED ACQUISITION CLOSING DATE" means, with respect to any Permitted Acquisition, the date upon which each of the conditions to consummation of such acquisition (including, without limitation, funding any Loans to consummate such Permitted Acquisition) set forth in subsections 7.7(iv), 4.2 and 4.3 is satisfied.

                  "PERMITTED ACQUISITION DOCUMENTS" means, the material agreements pursuant to which any other Permitted Acquisition is consummated.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                           (i) Liens for taxes, assessments or governmental
                  charges or claims the payment of which is not, at the time, required by subsection 6.3;

                           (ii) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not more than 60 days past due or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                           (iii) Liens incurred or deposits made in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (iv) any attachment or judgment Lien not constituting
                  an Event of Default under subsection 8.8;

                           (v) leases or subleases granted to others not
                  interfering in any material respect with the ordinary conduct of the business of any Credit Party or any of its Subsidiaries;

                           (vi) easements, rights-of-way, restrictions, minor
                  defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Credit Party or any of its Subsidiaries;

                           (vii) any (a) interest or title of a lessor or
                  sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

                           (viii) Liens arising from filing UCC financing
                  statements relating solely to leases permitted by this Agreement;

                           (ix) Liens in favor of customs and revenue
                  authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                           (x) Liens of a collecting bank under Section 4-208 of
                  the Uniform Commercial Code as in effect in the relevant jurisdiction.

                  "PERMITTED LIENS" means Liens permitted pursuant to subsection 7.2A.

                  "PERMITTED SALE NOTES" means promissory notes issued pursuant to asset dispositions permitted under subsections 7.7(v) and 7.7(vi); PROVIDED that the aggregate principal amount of such notes does not exceed (x) $5,000,000 for all such dispositions and (y) the greater of
         (a) $500,000 or (b) 20% of the sale price for any single disposition.

                  "PERMITTED TOWER TRANSFERS" has the meaning set forth in subsection 7.7(viii).

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PRIME RATE" means the rate that Bank of Montreal announces from time to time as its prime lending rate, as in effect from time to time in the United States. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer in the United States or any other country. Bank of Montreal or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by DIVIDING (x) the Term Loan Exposure of that Lender BY (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by DIVIDING (x) the Revolving Loan Exposure of that Lender BY (y) the aggregate Revolving Loan Exposure of all Lenders, and
         (iii) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING (x) the sum of the Term Loan Exposure of that Lender PLUS the Revolving Loan Exposure of that Lender BY (y) the sum of the aggregate Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in SCHEDULE 2.1 annexed hereto.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "RELINQUISHED STATION" has the meaning assigned to that term in subsection 2.4B(iii)(a)(2).

                  "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any membership interests of Borrower, except a dividend payable solely in membership interests of Borrower, and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any membership interests of Borrower, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any membership interests of Borrower and (iv) any payment or prepayment of principal of, premium, if any, or interest on, redemption, retirement, defeasance (including substance or legal defeasance), sinking fund or similar payment with respect to any Subordinated Indebtedness.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Borrower pursuant to subsection 2.1A(ii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earlier of (i) the Stated Maturity Date or (ii) the date on which the Commitments are terminated and the Loans and other Obligations are declared immediately due and payable in accordance with Section 8.

                  "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and
         (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

                  "REVOLVING LOANS" means the Loans made by Lenders to Borrower pursuant to subsection 2.1A(ii).

                  "REVOLVING NOTES" means (i) the promissory notes of Borrower referred to in subsection 2.1D(ii) and (ii) any promissory notes issued thereafter by Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of EXHIBIT V annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

                  "SECURITIES" means any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SECURITY DOCUMENTS" means the Holdings Pledge Agreement, the Credit Parties Security Agreement and all other instruments or documents (including, without limitation, UCC-1 financing statements or similar documents required in order to perfect the Liens created by the Security Documents) delivered by an Obligor pursuant to this Agreement and the other Loan Documents in order to grant to Administrative Agent on behalf and for the ratable benefit of Lenders Liens in all of the Equity Securities of

         Borrower and its Subsidiaries and the personal property of each Credit Party to the extent set forth therein.

                  "SELLERS" means, collectively, any of the sellers of radio stations under a Permitted Acquisition Document.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STATED MATURITY DATE" means June 30, 2008.

                  "STATION" means each radio station owned and operated by Borrower or any of its Subsidiaries, and each radio station hereafter acquired by Borrower or any of its Subsidiaries pursuant to a Permitted Acquisition, and "STATIONS" means all such Stations.

                  "SUBORDINATED DEBT DOCUMENTS" means, collectively, all material agreements and instruments evidencing or otherwise relating to Subordinated Indebtedness.

                  "SUBORDINATED INDEBTEDNESS" means, collectively, any obligation to pay principal, interest, premiums, penalty, fees, expenses, indemnities or any other charge under or in respect of any other obligations of Borrower or its Subsidiaries contractually subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization, covenants, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Lenders.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty to be executed and delivered by each Subsidiary of Borrower including, without limitation, each License Sub, substantially in the form of
         EXHIBIT VIII annexed hereto.

                  "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Syndication Agent appointed pursuant to subsection 9.5.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding levied, collected, withheld or assessed; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

                  "TERM LOAN COMMITMENT" means the commitment of a Lender to make a Term Loan to Borrower pursuant to subsection 2.1A(i), and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "TERM LOAN COMMITMENT TERMINATION DATE" means the earliest of
         (i) December 31, 2001, (ii) the date on which the Term Loans are fully drawn hereunder or (iii) the date on which the Commitments are terminated and the Loans and other Obligations are declared immediately due and payable in accordance with Section 8.

                  "TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination the sum of that Lender's Term Loan Commitment and the aggregate principal amount of the Term Loans of that Lender.

                  "TERM LOANS" means the Loans made by Lenders to Borrower pursuant to subsection 2.1A(i).

                  "TERM NOTES" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1D(i) on the Closing Date and (ii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of EXHIBIT IV annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

                  "TOTAL UTILIZATION OF COMMITMENTS" means the sum of (i) the Total Utilization of Revolving Loan Commitments and (ii) the Total Utilization of Term Loan Commitments.

                  "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the applicable

         Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) PLUS (ii) the Letter of Credit Usage.

                  "TOTAL UTILIZATION OF TERM LOAN COMMITMENTS" means, as at any date of determination, the aggregate principal amount of all outstanding Term Loans.

                  "TOWER SITES" means those broadcast towers (and the real property on which such towers are located) for the Stations.

                  "TRANSFER FCC CONSENT" means the initial or any subsequent written action or actions by the FCC approving any assignment of FCC Licenses for the Stations from Borrower to the respective License Sub, as required hereunder.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to clauses (i), (ii),
(iii) and (x) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3      OTHER DEFINITIONAL PROVISIONS.

         References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Any reference herein or in any other Loan Document to any agreement, document or instrument, including, without limitation, this Agreement, the Notes, the other Loan Documents and any schedules or exhibits thereto, unless expressly noted otherwise, shall be a reference to each such agreement, document or instrument as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted hereunder or under the applicable Loan Document.

SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      COMMITMENTS; MAKING OF LOANS; NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender hereby severally agrees to make the Loans described in this subsection 2.1A.

                  (i) TERM LOANS. Each Lender severally agrees to lend to Borrower from time to time during the period from the Closing Date to but excluding the Term Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Term Loan Commitment is set forth opposite its name on
         SCHEDULE 2.1 annexed hereto and the aggregate original amount of the Term Loan Commitments is $150,000,000; PROVIDED that the Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B; and PROVIDED, FURTHER that the amount of the Term Loan Commitments shall be permanently reduced from time to time by (y) the amount of any Term Loans made and (z) reductions to the Term Loan Commitments made pursuant to subsections 2.4A(i), 2.4B(ii) and 2.4B(iv). Each Lender's Term Loan Commitment shall expire on the Term Loan Commitment Termination Date; PROVIDED that each Lender's Term Loan Commitment shall expire immediately and without further action on the Closing Date if the Initial Term Loans are not made on that date. Amounts borrowed under this subsection 2.1A and subsequently repaid or prepaid may not be reborrowed.

                  (ii) REVOLVING LOANS. Each Lender severally agrees to lend to Borrower from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on SCHEDULE
         2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $150,000,000; PROVIDED that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and PROVIDED, FURTHER that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii), 2.4B(ii) and 2.4B(iv). Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date, and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; PROVIDED that each Lender's Revolving Loan Commitment shall expire immediately and without further action on the Closing Date if the Initial Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

         B. BORROWING MECHANICS. Term Loans and Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing an Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $500,000; PROVIDED that Term Loans or Revolving Loans made on any Funding Date as LIBOR Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Whenever Borrower desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 1:00 P.M. (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) whether such Loans shall be Base Rate Loans or LIBOR Rate Loans, and (iv) in the case of any Loans requested to be made as LIBOR Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date; PROVIDED FURTHER that failure to give such written notice shall not affect the validity of such telephonic notice.

         Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected Loans hereunder.

         Borrower shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Loans shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for or released by any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing and details thereof. Each Lender shall make the amount of its Loan available to Administrative Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 12:00 Noon (New York time) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.3 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the Funding and Payment Office.

         Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall promptly pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

         D. NOTES. Borrower shall execute and deliver to each Lender (or to Administrative Agent for that Lender) on the Closing Date (i) a Term Note substantially in the form of EXHIBIT IV annexed hereto to evidence that Lender's Term Loan, in the principal amount of that Lender's Term Loan and with other appropriate insertions, and (ii) a Revolving Note substantially in the form of
EXHIBIT V annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

         Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an assignment agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2      INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity

(whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Loan may be changed by Borrower from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

         Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Margin per annum; or

                  (ii) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate PLUS the Applicable Margin per annum.

         The "APPLICABLE MARGIN" for each Base Rate Loan and LIBOR Rate Loan shall be the percentage set forth below for that type of Loan based upon the Consolidated Total Debt Ratio as set forth and adjusted below:

========================================================= ===================== =====================
                                                                      APPLICABLE MARGIN
                                                                      -----------------
                      CONSOLIDATED                                BASE                 LIBOR
                    TOTAL DEBT RATIO                           RATE LOAN             RATE LOAN
========================================================= ===================== =====================
Greater than or equal to 6.50:1.00                        1.250%                2.500%
--------------------------------------------------------- --------------------- ---------------------

Greater than or equal to 6.00:1.00 but less than
6.50:1.00                                                 1.000%                2.250%
--------------------------------------------------------- --------------------- ---------------------

Greater than or equal to 5.50:1.00 but less than
6.00:1.00                                                 0.750%                2.000%
--------------------------------------------------------- --------------------- ---------------------

Greater than or equal to 5.00:1.00 but less than
5.50:1.00:                                                0.500%                1.750%
--------------------------------------------------------- --------------------- ---------------------

Greater than or equal to 4.50:1.00 but less than
5.00:1.00                                                 0.375%                1.625%
--------------------------------------------------------- --------------------- ---------------------

Greater than or equal to 4.00:1.00 but less than
4.50:1.00                                                 0.250%                1.500%
--------------------------------------------------------- --------------------- ---------------------
Greater than or equal to 3.50:1.00 but less than
4.00:1.00                                                 0.000%                1.250%
--------------------------------------------------------- --------------------- ---------------------

Less than 3.50:1.00                                       0.000%                1.000%
========================================================= ===================== =====================

                  The Applicable Margin shall be adjusted, to the extent required, three Business Days after the date of delivery of each Compliance Certificate delivered pursuant to subsection 6.1(iii) or 4.2G, as applicable, demonstrating a change in the Consolidated Total Debt Ratio requiring an adjustment to the Applicable Margin, such adjustment to remain in effect until three Business Days after the next date of delivery of a Compliance Certificate (and related financial information required at such time pursuant to subsection
6.1 or 4.2G, as applicable) pursuant to subsection 6.1(iii) demonstrating a change in the Consolidated Total Debt Ratio requiring an adjustment to the Applicable Margin; PROVIDED that without limiting any Event of Default or Potential Event of Default that may result therefrom, in the event Borrower does not deliver any Compliance Certificate required pursuant to subsection 6.1 or 4.2G, as applicable, by the date specified therefor or if any Event of Default shall have occurred and be continuing, then, upon the election of Requisite Lenders, the Applicable Margin shall again be the highest amount set forth above until such Event of Default is cured or waived or until three Business Days after the delivery of such Compliance Certificate, as applicable. From the Closing Date until delivery to Administrative Agent of the information described above with respect to periods ending on September 30, 2000, the Applicable Margin shall be determined as if the Consolidated Total Debt Ratio in effect were equal to the "Consolidated Total Debt Ratio" reflected on the Compliance Certificate delivered pursuant to subsection 4.1J.

         B. INTEREST PERIODS. In connection with each LIBOR Rate Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Borrower's option, either a one, two, three or six month period or, if available to all Lenders, a nine or twelve month period; PROVIDED that:

                  (i) the initial Interest Period for any LIBOR Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Stated Maturity Date and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                  (vi) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Revolving Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of Revolving Loans that are LIBOR Rate Loans with Interest Periods expiring on or before such date PLUS (c) the excess of the Revolving Loan Commitments then in effect over the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Revolving Loan Commitments that is scheduled to occur on such date;

                  (vii) no Interest Period with respect to any portion of the Term Loans shall extend beyond the date on which a scheduled payment of the Term Loans is scheduled to occur unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans plus
         (b) the aggregate principal amount of Term Loans that are LIBOR Rate Loans with Interest Periods expiring on or before such date equals or exceeds the scheduled payment of the Term Loans that is scheduled to occur on such date;

                  (viii) there shall be no more than ten (10) Interest Periods outstanding at any time; and

                  (ix) in the event Borrower fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrower shall be deemed to have selected an Interest Period of one month.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); PROVIDED that in the event any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Borrower shall have the option (i) to convert at any time all or any part of its outstanding Term

Loans or Revolving Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Rate Loan; PROVIDED, HOWEVER, that a LIBOR Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

         Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business
Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date; PROVIDED FURTHER that failure to give such written notice shall not affect the validity of such telephonic notice. Administrative Agent shall promptly notify the Lenders of each Notice of Conversion/Continuation and the contents thereof.

         Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of (i) any Event of Default under subsection 8.1 and (ii) any other Event of Default and with the written request of Requisite Lenders, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED that, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective and with the request of Requisite Lenders such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      FEES.

         A. COMMITMENT FEES. Borrower agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share: (a) revolving loan commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date, equal to the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments MULTIPLIED BY the percentage set forth below (the "COMMITMENT FEE PERCENTAGE") based upon the Consolidated Total Debt Ratio and (b) term loan commitment fees for the period from and including the Closing Date to and excluding the Term Loan Commitment Termination Date, equal to the average of the daily excess of the Term Loan Commitments over the Total Utilization of Term Loan Commitments MULTIPLIED BY the Commitment Fee Percentage based upon the Consolidated Total Debt Ratio, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and also payable (and terminating) on the Revolving Loan Commitment Termination Date in the case of fees payable pursuant to clause (a) above and the Term Loan Commitment Termination Date in the case of fees payable pursuant to clause (b) above:

======================================================== ===================================
                     CONSOLIDATED                                  COMMITMENT FEE
                   TOTAL DEBT RATIO                                  PERCENTAGE
======================================================== ===================================
Greater than or equal to 5.00:1.00                                     0.375%
-------------------------------------------------------- -----------------------------------

Less than 5.00:1.00                                                    0.250%
======================================================== ===================================

The Commitment Fee Percentage shall be 0.250% as of the Closing Date and thereafter shall be adjusted, to the extent required, three Business Days after the date of delivery of each Compliance Certificate delivered pursuant to subsection 6.1(iii) demonstrating a change in the Consolidated Total Debt Ratio requiring an adjustment to the Commitment Fee Percentage, such adjustment to remain in effect until three Business Days after the next date of delivery of a Compliance Certificate (and related financial information required at such time pursuant to subsection 6.1) pursuant to subsection 6.1(iii) demonstrating a change in the Consolidated Total Debt Ratio requiring an adjustment to the Commitment Fee Percentage; PROVIDED that without limiting any Event of Default or Potential Event of Default that may result therefrom, in the event Borrower does not deliver any Compliance Certificate required pursuant to subsection 6.1 by the date specified therefor or if any Event of Default shall have occurred and be continuing, then, upon the election of Requisite Lenders, the Commitment Fee Percentage shall again be the highest amount set forth above until such Event of Default is cured or waived or until three Business Days after the delivery of such Compliance Certificate, as applicable; PROVIDED, FURTHER, that if at any time on or after December 31, 2000 the ratio of (i) the Commitments to
(ii) the Total Utilization of Commitments is greater than 2.00:1.00, the applicable Commitment Fee Percentage shall be increased by 0.375%.

         B. OTHER FEES. Borrower agrees to pay to Administrative Agent such other fees in the amounts and at the times separately agreed upon between Borrower and Administrative Agent.

2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

         A. SCHEDULED PAYMENTS OF TERM LOANS AND SCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENTS.

                  (i) SCHEDULED PAYMENTS OF TERM LOANS. Borrower shall make principal payments on the Term Loans in installments on the dates and in the amounts set forth below:

=================================== =========================================
             QUARTER                         SCHEDULED REPAYMENT OF
              ENDING                               TERM LOANS
=================================== =========================================
March 31, 2002                                    $ 3,750,000
----------------------------------- -----------------------------------------
June 30, 2002                                     $ 3,750,000
----------------------------------- -----------------------------------------
September 30, 2002                                $ 3,750,000
----------------------------------- -----------------------------------------
December 31, 2002                                 $ 3,750,000
----------------------------------- -----------------------------------------
March 31, 2003                                    $ 5,625,000
----------------------------------- -----------------------------------------
June 30, 2003                                     $ 5,625,000
----------------------------------- -----------------------------------------
September 30, 2003                                $ 5,625,000
----------------------------------- -----------------------------------------
December 31, 2003                                 $ 5,625,000
----------------------------------- -----------------------------------------
March 31, 2004                                    $ 5,625,000
----------------------------------- -----------------------------------------
June 30, 2004                                     $ 5,625,000
----------------------------------- -----------------------------------------
September 30, 2004                                $ 5,625,000
----------------------------------- -----------------------------------------
December 31, 2004                                 $ 5,625,000
----------------------------------- -----------------------------------------
March 31, 2005                                    $ 5,625,000
----------------------------------- -----------------------------------------
June 30, 2005                                     $ 5,625,000
----------------------------------- -----------------------------------------
September 30, 2005                                $ 5,625,000
----------------------------------- -----------------------------------------
December 31, 2005                                 $ 5,625,000
----------------------------------- -----------------------------------------
March 31, 2006                                    $ 5,625,000
----------------------------------- -----------------------------------------
June 30, 2006                                     $ 5,625,000
----------------------------------- -----------------------------------------
September 30, 2006                                $ 5,625,000
----------------------------------- -----------------------------------------
December 31, 2006                                 $ 5,625,000
----------------------------------- -----------------------------------------
March 31, 2007                                    $ 7,500,000
----------------------------------- -----------------------------------------
----------------------------------- -----------------------------------------
June 30, 2007                                     $ 7,500,000
----------------------------------- -----------------------------------------
----------------------------------- -----------------------------------------
September 30, 2007                                $ 7,500,000
----------------------------------- -----------------------------------------
----------------------------------- -----------------------------------------
December 31, 2007                                 $ 7,500,000
----------------------------------- -----------------------------------------
----------------------------------- -----------------------------------------
March 31, 2008                                    $ 7,500,000
----------------------------------- -----------------------------------------
June 30, 2008                                     $ 7,500,000
=================================== =========================================


         ; PROVIDED that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); PROVIDED, FURTHER that the Term Loan Commitments shall be permanently reduced on the Term Loan Commitment Termination Date by the amount, if any, of the undrawn Term Loan Commitments as of such date, such reduction to be applied to the scheduled payments set forth above pro rata (based on the respective amounts of such scheduled payments); PROVIDED, STILL FURTHER that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Stated Maturity Date, and the final installment payable by Borrower in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Term Loans.

                  (ii) SCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENTS. The Revolving Loan Commitments shall be permanently reduced on the dates and in the amounts set forth below:

=================================== =========================================
             QUARTER                          SCHEDULED REDUCTION
              ENDING                              OF REVOLVING
                                                LOAN COMMITMENTS
=================================== =========================================
March 31, 2004                                    $ 3,750,000
----------------------------------- -----------------------------------------
June 30, 2004                                     $ 3,750,000
----------------------------------- -----------------------------------------
September 30, 2004                                $ 3,750,000
----------------------------------- -----------------------------------------
December 31, 2004                                 $ 3,750,000
----------------------------------- -----------------------------------------
March 31, 2005                                    $ 5,625,000
----------------------------------- -----------------------------------------
June 30, 2005                                     $ 5,625,000
----------------------------------- -----------------------------------------
September 30, 2005                                $ 5,625,000
----------------------------------- -----------------------------------------
December 31, 2005                                 $ 5,625,000
----------------------------------- -----------------------------------------
March 31, 2006                                    $ 5,625,000
----------------------------------- -----------------------------------------
June 30, 2006                                     $ 5,625,000
----------------------------------- -----------------------------------------
September 30, 2006                                $ 5,625,000
----------------------------------- -----------------------------------------
December 31, 2006                                 $ 5,625,000
----------------------------------- -----------------------------------------
March 31, 2007                                    $ 7,500,000
----------------------------------- -----------------------------------------
June 30, 2007                                     $ 7,500,000
----------------------------------- -----------------------------------------
September 30, 2007                                $ 7,500,000
----------------------------------- -----------------------------------------
December 31, 2007                                 $ 7,500,000
----------------------------------- -----------------------------------------
March 31, 2008                                    $ 30,000,000
----------------------------------- -----------------------------------------
June 30, 2008                                     $ 30,000,000
=================================== =========================================

         ; PROVIDED that the scheduled reductions of the Revolving Loan Commitments set forth above shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Loan Commitments in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans shall be paid in full no later than the Stated Maturity Date, and the final installment payable by Borrower in respect of the Revolving Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Revolving Loans.

         B.       PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN
                  COMMITMENTS.

                  (i) VOLUNTARY PREPAYMENTS. Borrower may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent, provided that failure to give such written confirmation shall not affect the validity of such telephonic notice, (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay without premium or penalty (other than breakage and other costs with respect to LIBOR Rate Loans, to the extent applicable, as set forth in subsection 2.6) any Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; PROVIDED, HOWEVER, that a LIBOR Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto (unless Borrower concurrently pays all costs required pursuant to subsection 2.6D with respect to payment on any other date). Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv)(a).

                  (ii) VOLUNTARY REDUCTIONS OF COMMITMENTS. Borrower may, upon not less than one Business Day's prior written or telephonic notice confirmed in writing to Administrative Agent, provided that failure to give such written confirmation shall not affect the validity of such telephonic notice, (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, (a) the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction or (b) the Term Loan Commitments in an amount up to the amount by which the Term Loan Commitments exceed the Total Utilization of Term Loan Commitments at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Revolving Loan Commitments or Term Loan Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Borrower's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments or Term Loan Commitments, as the case may be, shall be effective on the date specified in Borrower's notice and shall reduce the Revolving Loan Commitment or Term Loan Commitments, as the case may be, of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

                  (iii) MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF LOANS AND COMMITMENTS.

                           (a) Prepayments and Reductions from Asset Sales.

                                    (1) Upon the receipt by any Credit Party of
                           any Net Cash Proceeds from any Asset Sale (or related series of Asset Sales), when added to all Net Cash Proceeds received by any Credit Party from all other Asset Sales (and related series of Asset Sales), in excess of $10,000,000 in the aggregate, 100% of such Net Cash Proceeds shall be applied to repay the outstanding Revolving Loans (but not reduce the Revolving Loan Commitments) to the full extent thereof; PROVIDED that on the 365th date following receipt of such Net Cash Proceeds, an amount equal to any amount of such Net Cash Proceeds which have not been reinvested in a Permitted Acquisition or reinvested in capital improvements by Borrower and its Subsidiaries including capital expenditures permitted hereunder by such date shall then be applied by Borrower on such date FIRST to prepay the outstanding Term Loans to the full extent thereof and SECOND, to the extent of any such amount remaining, to permanently reduce the Revolving Loan Commitments to the full extent thereof.

                                    (2) Notwithstanding the foregoing provisions
                           of subsection 2.4B(iii)(a)(1), in lieu of applying the Net Cash Proceeds from the disposition of an Asset Sale that constitutes the disposition of assets used in the operation of a radio station (a "RELINQUISHED STATION") to prepay the Loans, permanently reduce the Revolving Loan Commitments and/or permanently reduce the Term Loan Commitments as set forth in subsection 2.4B(iv)(a), so long as no Event of Default then exists or would exist after giving effect to the disposition of such Relinquished Station, the entity disposing of a Relinquished Station may structure the disposition of the Relinquished Station as an exchange of like-kind property to the maximum extent possible under Section 1031 of the Internal Revenue Code (a "LIKE-KIND EXCHANGE"). If the Borrower desires to effect a Like-Kind Exchange, at or prior to closing the disposition of the Relinquished Station, the Borrower shall (A) establish a "qualified escrow account" within the meaning of Treas. Reg.ss.1.1031(k)-1(g)(3) or use such other safe harbor described in Treas. Reg.ss.1.1031(k)-1(g) as is reasonably acceptable to Administrative Agent, which account shall be governed by an escrow agreement complying with the requirements of Treas. Reg.ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6) and (B) deliver to the Administrative Agent, as soon as reasonably practicable but in no event later than the closing of the transfer or other disposition of the Relinquished Station by the Borrower, a security interest in its rights in the escrow agreement in form and substance reasonably satisfactory to the Administrative Agent which governs (i) the "qualified escrow account" and
                           (ii) the proceeds thereof. Upon receipt of the security interest executed by the Borrower, and in all events no later than immediately before the consummation of the closing of the transfer or other disposition of the Relinquished Station, by the Borrower, the Administrative Agent shall release any and all liens of the Administrative Agent or the Lenders in the cash proceeds from the transfer or other disposition of the Relinquished Station for the period necessary to comply with the requirements of Treas. Reg.ss.1.1031(k)-1(g)(6). The terms of the escrow agreement governing the "qualified escrow account" shall, among other things, provide that immediately upon the occurrence of any event set forth in Treas. Reg.ss. 1.1031(k)-1(g)(6)(ii) or
                           (iii), the Net Cash Proceeds from the transfer or other disposition of the Relinquished Station shall be released to the Borrower and shall be applied as provided for in subsection 2.4B(iii)(a)(1) hereof.

                           (b) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF
                  DEBT OR EQUITY SECURITIES. On the date of receipt by any Obligor of cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith), from one or more issuances of any debt or equity Securities of such Obligor (excluding additional equity investments made by any existing shareholder and all Obligations) ("NET SECURITIES PROCEEDS"), Borrower shall prepay the Loans and/or the Commitments shall be permanently reduced by an amount of such Net Securities Proceeds sufficient to achieve a Consolidated Total Debt Ratio at such time (calculated on a pro forma basis giving effect to the reduction to Consolidated Total Debt caused by such payment) of 6.00:1.00. Any such mandatory prepayments or reductions shall be applied as specified in subsection 2.4B(iv)(b)(2).

                           (c) PREPAYMENTS AND REDUCTIONS DUE TO INSURANCE
                  PROCEEDS. Upon the receipt by any Credit Party of any cash payments under any of the insurance policies maintained pursuant to subsection 6.4 net of any costs incurred in collecting such payments ("NET INSURANCE PROCEEDS") in excess of $10,000,000 in the aggregate, 100% of such Net Insurance Proceeds shall be applied to repay the outstanding Revolving Loans (but not reduce the Revolving Loan Commitments) to the full extent thereof; PROVIDED that on the 365th date following receipt of such Net Insurance Proceeds an amount equal to any amount of such Net Insurance Proceeds which have not been used by such date to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance Proceeds payments were received shall then be applied by Borrower on such date FIRST to prepay the outstanding Term Loans to the full extent thereof and SECOND, to the extent of any such amount remaining, to permanently reduce the Revolving Loan Commitments to the full extent thereof.

                           (d) PREPAYMENTS AND REDUCTIONS FROM CONSOLIDATED
                  EXCESS CASH FLOW. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2002), then no later than 120 days after the end of such Fiscal Year, Borrower shall prepay the Loans and the Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow if
                  (y) any Event of Default has occurred and is continuing or (z) if the Consolidated Total Debt Ratio at the end of such Fiscal Year is greater than or equal to 5.00:1.00; PROVIDED, HOWEVER, that if neither of the foregoing clause (y) or (z) is applicable, no payments shall be required hereunder with respect to Consolidated Excess Cash Flow.

                           (e) CALCULATIONS OF NET PROCEEDS AMOUNTS; ADDITIONAL
                  PREPAYMENTS AND REDUCTIONS BASED ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans, reduction of the Revolving Loan Commitments and/or reduction of the Term Loan Commitments pursuant to subsections 2.4B(iii)(a)-(d), Borrower shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Cash Proceeds, the applicable Net Securities Proceeds (as such term is defined in subsection 2.4B(iii)(b)), the applicable Net Insurance Proceeds (as such term is defined in subsection 2.4B(iii)(c)), or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Borrower shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate (including, without limitation, if any Net Cash Proceeds retained for reinvestment are not so reinvested), Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments and/or Term Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess in the manner specified in subsection 2.4B(iv)(b)(1) if such prepayment is made in connection with Net Cash Proceeds or Net Insurance Proceeds and subsection 2.4B(iv)(b)(2) if such prepayment is made in connection with Net Securities Proceeds or Consolidated Excess Cash Flow, and Borrower shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess. Anything in this Agreement to the contrary notwithstanding, if on any date of determination any Net Proceeds Amount received by any Credit Party is less than $1,000,000, then such Net Proceeds Amount need not be applied as set forth above until the aggregate amount of all Net Proceeds Amounts received and not so applied is equal to at least $1,000,000 in the aggregate.

                           (f) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF
                  REVOLVING LOAN COMMITMENTS. Borrower shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

                  (iv) APPLICATION OF PREPAYMENTS AND UNSCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENTS.

                           (a) APPLICATION OF VOLUNTARY PREPAYMENTS AND
                  UNSCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Any voluntary prepayments pursuant to subsections 2.4B(i) and 2.4B(ii) shall be applied as specified by Borrower in the applicable notice of prepayment; PROVIDED that in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied FIRST to repay outstanding Revolving Loans to the full extent thereof and SECOND to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Term Loans set forth in subsection 2.4A(i) that is unpaid at the time of such prepayment.

                           (b) APPLICATION OF MANDATORY PREPAYMENTS BY TYPE OF
                  LOANS.

                                    (1) Any amounts in respect of any unutilized
                           or unreinvested Net Cash Proceeds or Net Insurance Proceeds required to be applied as a mandatory prepayment of the Term Loans and/or to permanently reduce the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a) or (c) shall be applied FIRST to prepay the Term Loans to the full extent thereof, SECOND, to the extent of any remaining Net Cash Proceeds or Net Insurance Proceeds to prepay the Revolving Loans to the full extent thereof and permanently reduce the Revolving Loan Commitments by the amount of such prepayment, THIRD, to the extent of any remaining Net Cash Proceeds or Net Insurance Proceeds, to further permanently reduce the Revolving Loan Commitments to the full extent thereof, and FOURTH, to the extent of any remaining Net Cash Proceeds or Net Insurance Proceeds to reduce the Term Loan Commitments to the full extent thereof.

                                    (2) Any amount required to be applied as a
                           mandatory prepayment of the Loans, a reduction of the Revolving Loan Commitments and/or a reduction of the Term Loan Commitments pursuant to subsections 2.4B(iii)(b) or (d) shall be applied FIRST, to prepay the Term Loans to the full extent thereof, SECOND, to the extent of any remaining portion of such amount to prepay the Revolving Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, THIRD, to the extent of any remaining portion of such amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof and FOURTH, to the extent of any remaining portion of such amount to reduce the Term Loan Commitments to the full extent thereof.

                           (c) APPLICATION OF MANDATORY PREPAYMENTS OF TERM
                  LOANS ON PRO RATA BASIS. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iv)(b) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Term Loans set forth in subsection 2.4A(i) that is unpaid at the time of such prepayment.

                           (d) APPLICATION OF MANDATORY PREPAYMENTS OF REVOLVING
                  LOANS AND UNSCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Any mandatory reduction of the Revolving Loan Commitments pursuant to subsection 2.4B(iv)(b) or subsection 2.4B(iii)(a) or (c) shall be applied (based on the amount of the Revolving Loan Commitments in effect at such time) to prepay the Revolving Loans and to further permanently reduce the scheduled reductions of Revolving Loan Commitments by the amount of such prepayment on a pro rata basis.

                           (e) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND
                  LIBOR RATE LOANS. Prepayments of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to subsection 2.6D.

         C.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) MANNER AND TIME OF PAYMENT. All payments by Borrower of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 P.M. (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

                  (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as otherwise provided in Section 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5      USE OF PROCEEDS.

         A. TERM LOANS AND REVOLVING LOANS. The proceeds of the Term Loans and the Revolving Loans shall be applied by Borrower to (i) refinance the Existing Credit Agreement, (ii) pay the purchase price and related fees and expenses for potential future acquisitions of radio broadcasting stations by Subsidiaries of Borrower as permitted hereunder and (iii) provide financing for working capital and other general corporate purposes of Borrower and its Subsidiaries.

         B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the Adjusted LIBOR Rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the Adjusted LIBOR Rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

         C. ILLEGALITY OR IMPRACTICABILITY OF LIBOR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds, but not including loss of profits) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its LIBOR Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower, or (iv) as a consequence of any other default by Borrower in the repayment of its LIBOR Rate Loans when required by the terms of this Agreement.

         E. BOOKING OF LIBOR RATE LOANS. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender, but in any such event without discharging Lender from its obligations to make Loans subject to and in accordance with the provisions of the Loan Documents.

         F. ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. LIBOR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of (i) any Event of Default under subsection 8.1 and (ii) any other Event of Default and with the written request of Requisite Lenders, (y) Borrower may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan and (z) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrower.

2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that the adoption or modification after the date hereof of any law, treaty or governmental rule, regulation or order, or any change after the date hereof therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that first becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive first issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be presumptively correct absent manifest error.

         B.       WITHHOLDING OF TAXES.

                  (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Borrower under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) GROSSING-UP OF PAYMENTS. If Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower to Administrative Agent or any Lender under any of the Loan Documents:

                           (a) Borrower shall notify Administrative Agent of any
                  such requirement or any change in any such requirement promptly after the Borrower becomes aware of it;

                           (b) Borrower shall pay any such Tax before the date
                  on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                           (c) the sum payable by Borrower in respect of which
                  the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which it
                  is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrower shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that (1) any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the assignment agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such assignment agreement, as the case may be, in respect of payments to such Lender and (2) such Lender has timely provided to Borrower all forms required under clause
         (iii) below.

                  (iii) Evidence of Exemption from U.S. Withholding Tax.

                           (a) Each Lender that is organized under the laws of
                  any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the assignment agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 8-ECI or 8-BEN (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in
                  Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 8-ECI or 8-BEN pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest or other amounts payable under any of the Loan Documents.

                           (b) Each Lender required to deliver any forms,
                  certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form 8-ECI or 8-BEN, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

                           (c) Borrower shall not be required to pay any
                  additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a) and (b); PROVIDED that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the assignment agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a) and such Lender complies with subsection 2.7B(iii)(b).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change after the date hereof therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency which is first made after the date hereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within ten Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be presumptively correct absent manifest error.

2.8      OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.6C, subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or Issuing Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion,


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

the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Borrower agrees to pay all incremental expenses reasonably incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Borrower (with a copy to Administrative Agent) shall be presumptively correct absent manifest error.

2.9      AFFECTED LENDERS.

         If Borrower is obligated to pay to any Lender any additional amount under subsections 2.6 (other than subsection 2.6D), 2.7 or 3.6 hereof, Borrower may, if no Event of Default or Potential Event of Default then exists, replace such Lender with one or more assignees reasonably acceptable to Administrative Agent, and such Lender hereby agrees to be so replaced subject to the following:

                  (i) The obligations of Borrower hereunder to the Lender to be replaced (including such increased or additional costs incurred by such Lender through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

                  (ii) Each replacement Lender shall be a bank or other financial institution that is not subject to such increased costs which caused Borrower's election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to Administrative Agent such documentation satisfactory to Administrative Agent pursuant to which such replacement Lender is to become a party hereto, with a commitment equal (in the aggregate, if applicable) to that of the Lender being replaced and shall make Loans in the aggregate principal amount equal (in the aggregate, if applicable) to the aggregate outstanding principal amount of the Loans of the Lender being replaced;

                  (iii) Upon such execution of such documents referred to in clause (ii) and repayment of the amount referred to in clause (i), each replacement Lender shall be a "Lender" with a commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to such provisions under this Agreement, which expressly survive the termination of this Agreement as to such replaced Lender;

                  (iv) Administrative Agent shall reasonably cooperate in effectuating the replacement of any Lender under this subsection 2.9, but at no time shall Administrative Agent be obligated to initiate any such replacement;

                  (v) Any Lender replaced under this subsection 2.9 shall be replaced at Borrower's sole cost and expense; and

                  (vi) If Borrower proposes to replace any Lender pursuant to this subsection 2.9 because the Lender seeks reimbursement under subsection 2.6, 2.7 or 3.6, then it must also replace any other Lender who seeks similar or greater levels of reimbursement (as a percentage of such Lender's commitment) under such subsections; PROVIDED HOWEVER that if the amount of the commitment any replacement Lender is willing to commit to does not exceed the aggregate of the commitments of each such Lender seeking such reimbursement, the commitment of each such Lender seeking reimbursement shall be reduced pro rata to the extent of the commitment of such replacement Lender.

2.10     GUARANTIES OF AND SECURITY FOR THE OBLIGATIONS.

         A. HOLDINGS, BORROWER AND BORROWER'S SUBSIDIARIES. To the extent set forth in the Security Documents and Subsidiary Guaranty, (i) each Subsidiary of Borrower shall guaranty the Obligations of Borrower pursuant to the Subsidiary Guaranty, (ii) to secure the full performance of the Obligations, each Credit Party shall grant, subject to the limitation set forth in subsection 2.10B(ii), to Administrative Agent on behalf and for the ratable benefit of Lenders, a duly perfected First Priority Lien on all of the personal property of such Credit Party, to the extent contemplated by the Security Documents and (iii) to secure the full performance of the Obligations, Holdings shall grant, subject to the limitation set forth in subsection 2.10B(ii), to Administrative Agent on behalf and for the ratable benefit of Lenders, a duly perfected First Priority Lien on all of the Equity Securities of Borrower.

         B. FURTHER ASSURANCES; ADDITIONAL SECURITY.

                  (i) Borrower shall, and shall cause each other Obligor to, from time to time, execute and deliver to Administrative Agent on behalf of Lenders, such additional Security Documents, statements, documents, agreements and reports as it may from time to time reasonably request to evidence, perfect or otherwise implement or assure the security for repayment of the Obligations; PROVIDED that no Obligor shall be required to provide any different type of Collateral from that contemplated for such by the Security Documents to which it is a party as of the Closing Date.

                  (ii) Notwithstanding anything herein to the contrary, to the extent this Agreement or any other Loan Document purports to require any Credit Party to grant to Administrative Agent, on behalf and for the ratable benefit of Lenders, a security interest in the FCC Licenses of such Credit Party, Administrative Agent, on behalf and for the ratable benefit of Lenders, shall only have a security interest in such licenses at such times and to the extent that a security interest in such licenses is permitted under applicable law. Notwithstanding anything to the contrary set forth herein, Administrative Agent, on behalf of Lenders, agrees that to the extent prior FCC approval is required pursuant to the Communications Act for (a) the operation and effectiveness of any grant, right or remedy hereunder or under any Loan Document or (b) taking any action that may be taken by Administrative Agent hereunder or under any Loan Document, such grant, right, remedy or actions will be subject to such prior FCC approval having been obtained by or in favor of Administrative Agent, on behalf and for the ratable benefit of Lenders. Borrower agrees that, during the continuance of an Event of Default and at Administrative Agent's request, Borrower shall promptly file, or cause to be filed, such applications for approval and shall take all other and further actions required by the Administrative Agent, on behalf and for the ratable benefit of Lenders, to obtain such FCC approvals or consents as are necessary to transfer ownership and control to Administrative Agent or trustee or other fiduciary acting in lieu of Administrative Agent in order to ensure compliance with Section 310(b) of the Communications Act, on behalf and for the ratable benefit of Lenders, or their successors or assigns, of the FCC Licenses held by it.

SECTION 3.  LETTERS OF CREDIT

3.1      ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
         THEREIN.

         A. LETTERS OF CREDIT. In addition to Borrower requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(ii), Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that Issuing Lender issue Letters of Credit for the account of Borrower. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Borrower shall not request that Issuing Lender issue (and Issuing Lender shall not issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $50,000,000;

                  (iii) any Letter of Credit having an expiration date later than the earlier of (a) 30 days prior to the Stated Maturity Date and
         (b) the date which is one year from the date of issuance of such standby Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Lender elects not to extend for any such additional period; and PROVIDED, FURTHER that Issuing Lender shall give notice that it will not extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time Issuing Lender must elect whether or not to allow such extension;

                  (iv) any Letter of Credit after the Revolving Loan Commitment Termination Date; or

                  (v) any Letter of Credit denominated in a currency other than Dollars.

         B.       MECHANICS OF ISSUANCE.

                  (i) NOTICE OF ISSUANCE. Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to the proposed Issuing Lender (with a copy to Administrative Agent if Administrative Agent is not the proposed Issuing Lender) a Notice of Issuance of Letter of Credit substantially in the form of EXHIBIT III annexed hereto no later than 12:00 Noon (New York time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; PROVIDED that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; and PROVIDED, FURTHER that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 12:00 Noon (New York time) on such Business Day.

                           Borrower shall notify the applicable Issuing Lender (and Administrative Agent if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit.

                  (ii) DETERMINATION OF ISSUING LENDER. Upon receipt by a proposed Issuing Lender of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, such proposed Issuing Lender shall promptly notify Borrower and Administrative Agent (if such proposed Issuing Lender is not Administrative Agent) whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and (1) if such proposed Issuing Lender so elects to issue such Letter of Credit, it shall be the Issuing Lender with respect thereto and (2) if such Issuing Lender fails to so promptly notify Borrower and Administrative Agent or declines to issue such Letter of Credit, Borrower may request another Lender to be the Issuing Lender with respect to such Letter of Credit in accordance with the provisions of this subsection 3.1B. If requested to issue a Letter of Credit by the Borrower, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by

         Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

                  (iii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.4, Issuing Lender shall issue the requested Letter of Credit in accordance with Issuing Lender's standard operating procedures.

                  (iv) NOTIFICATION TO LENDERS. Upon the issuance of any Letter of Credit, the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                  (v) REPORTS TO LENDERS. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to each other Lender a report setting forth the average for such calendar quarter of the daily maximum amount available to be drawn under the Letters of Credit issued by Issuing Lender that were outstanding during such calendar quarter.

         C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2      LETTER OF CREDIT FEES.

         Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 or
         (Y) 0.125% per annum of the daily maximum amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the product of (X) an annual rate equal to the Applicable Margin for LIBOR Rate Loans in effect at the time of issuance of such Letter of Credit and
         (Y) daily maximum amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

                  (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

Promptly upon receipt by Administrative Agent of any amount described in clause
(i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

         A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

         B. REIMBURSEMENT BY BORROWER OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrower and Administrative Agent, and Borrower shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrower shall have notified Administrative Agent and such Issuing Lender prior to 12:00 Noon (New York time) on the date of such drawing that Borrower intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.4B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Lender for the amount of such drawing; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Borrower shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

         C.       PAYMENT BY LENDERS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF
                  CREDIT.

                  (i) PAYMENT BY LENDERS. In the event that Borrower shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York time) on the first Business Day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such Business Day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                  (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM BORROWER. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Borrower in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D. INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

                  (i) PAYMENT OF INTEREST BY BORROWER. Borrower agrees to pay to each Issuing Lender, with respect to drawings made under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.


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

                  (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such drawing is reimbursed by Borrower. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      OBLIGATIONS ABSOLUTE.

         The obligation of Borrower to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) of Borrower or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5      INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

         A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         B. NATURE OF ISSUING LENDER'S DUTIES. As between Borrower and any Issuing Lender, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Borrower.

         Notwithstanding anything to the contrary contained in this subsection 3.5, Borrower shall retain any and all rights it may have against any Issuing Lender for any liability arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6      INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

         In the event that any Issuing Lender or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any change after the date hereof in any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that first becomes effective after the date hereof, or compliance by such Issuing Lender or Lender with any guideline, request or directive first issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by such Issuing Lender (as determined by such Issuing Lender);

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by such Issuing Lender or participations therein purchased by any Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;


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

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Borrower shall pay (without duplication) to such Issuing Lender or Lender, as applicable, within ten Business Days after its receipt of the written statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be presumptively correct absent manifest error.

SECTION 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT

         The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1      CONDITIONS TO TERM LOANS AND INITIAL REVOLVING LOANS.

         The obligations of Lenders to make the Term Loans and any Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.3, subject to prior or concurrent satisfaction of the following conditions:

         A. OBLIGOR DOCUMENTS. On or before the Closing Date, each Obligor shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Closing Date:

                  (i) Certified copies of its Certificate or Articles of Incorporation, Certificate of Limited Partnership or Partnership Agreement or Certificate of Formation and Limited Liability Company Agreement of such Obligor together with a good standing certificate from the Secretary of State of its state of organization and each other state in which it is qualified to do business and owns or operates a Station and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                  (ii) Copies of its Bylaws (if applicable), certified as of the Closing Date by its corporate secretary or an assistant secretary;

                  (iii) Resolutions of its Board of Directors or managing member or general partner, as the case may be, approving and authorizing the execution, delivery and performance of each Loan Document to which it is to be a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;


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

                  (iv) Signature and incumbency certificates of the officers or managing member or general partner of such Person executing the Loan Documents to which it is to be a party;

                  (v) Executed originals of (A) in the case of the Borrower this Agreement, the Notes (duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents to which it is to be a party and (B) in the case of each other Obligor, the Loan Documents to which it is to be a party; and

                  (vi) Such other similar documents as Administrative Agent may reasonably request.

         B. SECURITY INTERESTS. Each Obligor shall have taken or caused to be taken (and Administrative Agent shall have received satisfactory evidence thereof) such actions in such a manner so that within ten (10) days after the Closing Date Administrative Agent shall have a valid and perfected First Priority security interest (subject to Permitted Liens) in the Collateral owned as of such date to the extent permitted by law and as contemplated by the Security Documents, including, without limitation, delivery of evidence reasonably satisfactory to Administrative Agent that all filings, recordings and other actions Administrative Agent deems necessary or advisable to establish, preserve and perfect the First Priority Liens granted to Administrative Agent on behalf and for the ratable benefit of Lenders shall have been made within ten
(10) days after the Closing Date.

         C. OPINIONS OF OBLIGORS' COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions, dated as of the Closing Date, of Latham & Watkins, counsel for the Obligors as to the general corporate and communications matters set forth in EXHIBIT VII and as to such other matters as Administrative Agent may reasonably request, all in form and substance satisfactory to Administrative Agent.

         D. EVIDENCE OF INSURANCE. Administrative Agent shall have received an insurance certificate with respect to each of the insurance policies required pursuant to subsection 6.4 hereof, and each such insurance policy shall name Administrative Agent as loss payee and/or additional insured, on behalf and for the ratable benefit of Lenders.

         E. FINANCIAL STATEMENTS. On or before the Closing Date, Administrative Agent shall have received the audited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Years ended December 31, 1999 and the unaudited consolidated financial statements of Borrower and its Subsidiaries, for the Fiscal Quarter ended March 31, 2000 and each calendar month thereafter preceding the Closing Date by at least 45 days, in each case certified as true and correct pursuant to an officer's certificate of the Borrower.

         F. BFT CONSENT LETTER. On or before the Closing Date, Administrative Agent shall have received executed copies of the BFT Consent Letter.

         G. TERMINATION OF EXISTING CREDIT AGREEMENT. On or before the Closing Date, Borrower shall repay all principal and interest on outstanding loans and other obligations owed


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

under or related to the Existing Credit Agreement and shall terminate the obligation to lend or make other extensions of credit to its Subsidiaries thereunder.

         H. OFFICERS CERTIFICATE. As of the Closing Date, (i) since December 31, 1999, no event or change shall have occurred that has caused or evidences, either in any case or in the aggregate a Material Adverse Effect, (ii) no event which would constitute an Event of Default or Potential Event of Default (after giving effect to the consummation of the Closing Date transactions) shall have occurred and be continuing, (iii) the representations and warranties in Section 5 hereof shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations or warranties shall have been true, correct and complete in all material respects as of such date, (iv) no litigation, inquiry or other action and no injunction or restraining order shall be pending or threatened with respect to the making of the Loans hereunder or the transactions contemplated hereby and (v) Borrower shall have delivered to Administrative Agent an Officers' Certificate to such effect, in form and substance satisfactory to Administrative Agent.

         I. FEES AND EXPENSES. Borrower shall have paid to the Administrative Agent for distribution (as appropriate) to Lenders the fees payable on the Closing Date referred to in subsection 2.3.

         J. CLOSING DATE COMPLIANCE CERTIFICATE. Borrower shall have delivered to Administrative Agent and Lenders a Compliance Certificate in accordance with
Section 6.1(iii) prepared on a pro forma basis to give effect to the transactions occurring on the Closing Date.

4.2      CONDITIONS TO PERMITTED ACQUISITIONS.

         The obligations of Lenders to make the Term Loans and the Revolving Loans to be made in connection with any Permitted Acquisition are, in addition to the conditions precedent specified in subsection 4.3, subject to prior or concurrent satisfaction of the following conditions:

         A. CREDIT PARTY DOCUMENTS. On or before the Permitted Acquisition Closing Date, each new Credit Party, if any, formed to accomplish such Permitted Acquisition shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated as of the Permitted Acquisition Closing Date:

                  (i) Certified copies of its Certificate or Articles of Incorporation, Certificate of Limited Partnership or Partnership Agreement or Certificate of Formation and Limited Liability Company Agreement, together with a good standing certificate from the Secretary of State of its state of incorporation and each other state in which it is qualified as a foreign corporation to do business and owns or operates a Station and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Permitted Acquisition Closing Date;


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

                  (ii) Copies of its Bylaws (if applicable), certified as of the Permitted Acquisition Closing Date by its corporate secretary or an assistant secretary;

                  (iii) Resolutions of its Board of Directors or managing member or general partners, as the case may be, approving and authorizing the execution, delivery and performance of each Loan Document to which it is to be a party, certified as of the Permitted Acquisition Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers or managing member or general partner of such Person executing the Loan Documents to which it is to be a party;

                  (v) Executed originals of the Loan Documents to which it is to be a party; and

                  (vi) Such other similar documents as Administrative Agent may reasonably request.

         B. SECURITY INTERESTS. Each applicable Obligor shall have taken or caused to be taken (and Administrative Agent shall have received satisfactory evidence thereof) such actions in such a manner so that within ten (10) days after the applicable Permitted Acquisition Closing Date, Administrative Agent shall have a valid and perfected First Priority security interest (subject to Permitted Liens) as of such date in substantially all of the Collateral acquired as of the applicable Permitted Acquisition Closing Date to the extent permitted by law and as contemplated by the Security Documents, including, without limitation, delivery of all evidence reasonably satisfactory to Administrative Agent that all filings, recordings and other actions Administrative Agent deems necessary or advisable to establish, preserve and perfect the First Priority Liens granted to Administrative Agent on behalf and for the ratable benefit of Lenders shall have been made within ten (10) days after the Permitted Acquisition Closing Date.

         C. PERMITTED ACQUISITION DOCUMENTS. Administrative Agent shall have received executed or conformed copies of the Permitted Acquisition Documents and any amendments thereto on or prior to the Permitted Acquisition Closing Date.

         D. ACQUISITION FCC CONSENT. The Acquisition FCC Consent with respect to the Acquired Stations shall have been obtained and, in the event such Acquisition FCC Consent shall have been challenged or contested by any Person, such Acquisition FCC Consent shall have become a Final Order.

         E. PERMITTED ACQUISITION. The Permitted Acquisition shall become effective on the Permitted Acquisition Closing Date in accordance with Permitted Acquisition Documents without any material variation therefrom, except as disclosed to Lenders and consented to in writing by Administrative Agent.

         F. OPINIONS OF OBLIGORS' COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions, dated as of the Permitted Acquisition Closing Date, of Latham & Watkins, counsel for the Obligors affected by the Permitted Acquisition reasonably satisfactory to Administrative Agent, in form and substance reasonably satisfactory to


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

Administrative Agent and setting forth substantially the matters in the opinions designated in EXHIBIT VII annexed hereto as to collateral and communications matters resulting from such Permitted Acquisition and as to any new Obligors or Loan Documents required for such Permitted Acquisition, and as to such other matters as Administrative Agent may reasonably request, all in form and substance satisfactory to Administrative Agent.

         G. DELIVERY OF COMPLIANCE CERTIFICATE. Borrower shall have delivered to Agent a Compliance Certificate, substantially in the form of Exhibit VI annexed hereto, dated as of the Permitted Acquisition Closing Date and calculated to give effect to the funding of any Loans under this Agreement on the Permitted Acquisition Closing Date, demonstrating compliance with the covenants set forth in this Agreement as of the Permitted Acquisition Closing Date.

4.3      CONDITIONS TO ALL LOANS.

         The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

         A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the president, chief financial officer, treasurer or other senior officer of the Borrower on behalf of the Borrower in a writing delivered to Administrative Agent.

         B. As of that Funding Date:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date (or previously waived in accordance with this Agreement); and

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default.

4.4      CONDITIONS TO LETTERS OF CREDIT.

         The issuance of any Letter of Credit hereunder is subject to the following conditions precedent:

         A. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the president, chief financial officer, treasurer or other senior officer of Borrower on behalf of Borrower in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.3B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Revolving Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5.  BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Borrower represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete in all material respects:

5.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
         SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Obligor is a corporation, limited liability company, partnership or limited partnership duly organized, validly existing and in good standing under the laws of its state of organization. Each Obligor has all requisite corporate, partnership or limited partnership power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. Each Credit Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing will not have a Material Adverse Effect.

         C. CONDUCT OF BUSINESS. The Credit Parties hold all licenses (including, without limitation, FCC Licenses), permits, franchises, certificates of authority, or any waivers of the foregoing that are necessary to permit them to conduct their respective businesses as now conducted and to hold and operate their respective properties and all such licenses, permits, franchises, certificates of authority, and waivers are valid and in full force and effect, except in each case where the failure to be so will not have a Material Adverse Effect.

         D. SUBSIDIARIES. All of the Subsidiaries of Borrower as of the date of this Agreement are identified in SCHEDULE 5.1D annexed hereto. The equity interests of each Subsidiary of Borrower as of the Closing Date are duly authorized, validly issued, fully paid and nonassessable and none of such equity interests constitutes Margin Stock. SCHEDULE 5.1D annexed hereto correctly sets forth, as of the Closing Date, the ownership interest of each Obligor in such Obligor's Subsidiaries.

         E. FCC AND STATION MATTERS.

                  (i) SCHEDULE 5.1E annexed hereto correctly describes, as of the Closing Date, each of the radio broadcast stations owned by any Credit Party.

                  (ii) SCHEDULE 5.1E correctly sets forth, as of the Closing Date, all of the FCC Licenses (other than auxiliary service licenses) held by each Credit Party and its

         Subsidiaries and correctly sets forth the termination date, if any, of each such FCC License. Each FCC License was duly and validly issued by the FCC pursuant to procedures which comply with all requirements of applicable law and no Credit Party has any knowledge of the occurrence of any event or the existence of any circumstance which, in the reasonable judgment of such Credit Party, is likely to lead to the revocation of any FCC License which could have a Material Adverse Effect. The Credit Parties have the right to use all material FCC Licenses required in the ordinary course of business for the Stations and each such FCC License is in full force and effect and the Credit Parties are in substantial compliance therewith with no known conflict with the valid rights of others in each case where such failure, compliance or violation could have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation, modification or restriction of any FCC License or other right which could have a Material Adverse Effect. Each FCC License is held by the License Sub of the Borrower directly operating the Station with respect to which such FCC License was issued.

                  (iii) Each Credit Party has duly filed in a timely manner all filings which are required to be filed by such Credit Party under the Communications Act and is in all material respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the broadcast of radio signals, in each case where the failure to do so could have a Material Adverse Effect.

                  (iv) None of the Facilities (including without limitation, the transmitter and tower sites owned or used by any Credit Party) violate in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders or regulations and each such Facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the Facilities or the uses thereof, in each case where so doing or the failure to do so, as the case may be, could have a Material Adverse Effect.

                  (v) SCHEDULE 5.1E(V) annexed hereto correctly sets forth, as of the Closing Date, each of the LMAs for Borrower or any of its Subsidiaries. Each LMA is in full force and effect, in compliance with the Communications Act, and Borrower and its Subsidiaries are in substantial compliance with such LMA to the extent each is a party thereto, in each case where failure to be in compliance could have a Material Adverse Effect.

         F. COLLATERAL MATTERS. Other than as may be supplemented by written notices delivered to Administrative Agent pursuant to the Credit Parties Security Agreement or the Holdings Pledge Agreement:

                  (i) the chief executive office and principal place of business of each Obligor is as set forth in Part One of SCHEDULE 5.1F annexed hereto;

                  (ii) the office where each Credit Party keeps its records concerning Accounts (as defined in the Credit Parties Security Agreement) and all originals of all chattel paper


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

         which evidence any Accounts are located at the addresses specified for such Credit Party in Part Two of SCHEDULE 5.1F annexed hereto;

                  (iii) the location where each Credit Party keeps any Inventory (as defined in the Credit Parties Security Agreement) is at the address specified for such Credit Party in Part Three of SCHEDULE 5.1F annexed hereto;

                  (iv) other than as set forth in Part Four of SCHEDULE 5.1F annexed hereto, no Credit Party does any business under any fictitious business names or tradenames or has done business under any fictitious business names or tradenames during the preceding five years.

         G. PERSONAL PROPERTY LIENS. As of the Closing Date, upon the filing of Uniform Commercial Code financing statements naming each Credit Party as "debtor", naming Administrative Agent as "secured party" and describing the Collateral (as defined in the Credit Parties Security Agreement) in the filing offices set forth in Part Five of SCHEDULE 5.1F annexed hereto, the security interests in such Collateral granted to Administrative Agent for the benefit of Lenders will, to the extent a security interest in such Collateral may be perfected by filing Uniform Commercial Code financing statements, constitute valid and perfected security interests therein prior to all other Liens (other than Permitted Liens) to the extent contemplated by the Security Documents. The Pledged Collateral (as defined in each of the Credit Parties Security Agreement and the Holdings Pledge Agreement) has been duly and validly pledged to Administrative Agent on behalf of Lenders pursuant to the Credit Parties Security Agreement or the Holdings Pledge Agreement, and the Credit Parties Security Agreement and the Holdings Credit Agreement each create in favor of Administrative Agent on behalf of Lenders a valid, perfected First Priority Lien in the Pledged Collateral as respectively defined therein as security for the Secured Obligations (as such term is defined in the Credit Parties Security Agreement or the Holdings Pledge Agreement), subject to no equal or prior security interest (other than Permitted Liens), to the extent contemplated by the Security Documents.

5.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Obligor a party thereto.

         B. NO CONFLICT. The execution, delivery and performance by each Obligor of the Loan Documents to which such Obligor is a party, and the consummation of the transactions contemplated thereby do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Obligor, the Certificate or Articles of Incorporation, Partnership Agreement, Certificate of Formation, Limited Liability Company Agreement or Bylaws of any Obligor or any order, judgment or decree of any court or other agency of government binding on any Obligor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Obligor, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Obligor (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf and for the ratable benefit of Lenders), or


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(iv) require any approval of stockholders or any approval or consent of any
Person under any Contractual Obligation of any Obligor, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Obligor of the Loan Documents to which it is party and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body including, without limitation, the FCC, EXCEPT for filings required in connection with the perfection of the security interests or the exercise of the rights granted pursuant to the Security Documents and filings required with the FCC in connection with the Acquisitions contemplated by the Permitted Acquisition Documents.

         D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Obligor a party thereto and is the legally valid and binding obligation of each such Obligor, enforceable against each such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3      FINANCIAL CONDITION.

         Borrower has heretofore delivered to Lenders, at Lenders' request, the financial statements described in subsection 4.1E. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. Borrower and its Subsidiaries do not have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and is required to be so reflected on such financial statements under GAAP and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) of Borrower and its Subsidiaries (taken as a whole).

5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

         Since December 31, 1999, no event or change has occurred that has caused or evidences a Material Adverse Effect.

5.5      TITLE TO PROPERTIES; LIENS.

         The Credit Parties have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary


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

course of business or as otherwise permitted under subsection 7.7. Except for Permitted Liens, all such properties and assets are free and clear of Liens.

5.6      LITIGATION; ADVERSE FACTS.

         There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any Credit Party) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, including, without limitation, the FCC, pending or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party or any property of any Credit Party that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Credit Party is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 6.3, all tax returns and reports of each Credit Party required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges shown thereon to be due and owing by any such Credit Party and upon its properties, assets, income, businesses and franchises which are due and payable have been paid. No Credit Party knows of any proposed tax assessment against any Credit Party or any of its Subsidiaries which is not being actively contested by such Credit Party or Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8      GOVERNMENTAL REGULATION.

         No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur or repay Indebtedness.

5.9      SECURITIES ACTIVITIES.

         A. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of a Credit Party alone or of a Credit Party together with its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Borrower and any Lender


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

or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

5.10     EMPLOYEE BENEFIT PLANS.

         A. Each Credit Party and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         B. No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to result in a Material Adverse Effect or Event of Default.

         C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of any Credit Party or any of its ERISA Affiliates.

         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $100,000.

5.11     CERTAIN FEES.

         As of the Closing Date, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby.

5.12     ENVIRONMENTAL PROTECTION.

         Except as set forth in SCHEDULE 5.12 annexed hereto:

                  (i) the operations of each Credit Party (including, without limitation, all operations and conditions at or in the Facilities) comply with all Environmental Laws except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect;

                  (ii) except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, each Credit Party has obtained all Governmental Authorizations under Environmental Laws necessary to its operations, and all such Governmental Authorizations are in good standing, and each Credit Party is in material compliance with all material terms and conditions of such Governmental Authorizations;

                  (iii) except as could not reasonably be expected to have a Material Adverse Effect, no Credit Party has received (a) any written notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous


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

         Materials or (b) any letter or written request for information under
         Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state laws, and, to the best of each Credit Party's knowledge, none of the operations of any Credit Party is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

                  (iv) none of the operations of any Credit Party is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                  (v) no Credit Party nor any of its Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to any Environmental Laws or any Environmental Claims, that could reasonably be expected to have a Material Adverse Effect;

                  (vi) no Credit Party, to its best knowledge, has any contingent liability in connection with any Release of any Hazardous Materials by such Credit Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

                  (vii) no Credit Party nor, to the best knowledge of each Credit Party, any predecessor of such Credit Party or its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of any Credit Party's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, in each case, that could reasonably be expected to have a Material Adverse Effect;

                  (viii) no Hazardous Materials exist on, under or about any Facility in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and no Credit Party has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

                  (ix) no Credit Party and, to the best knowledge of each Credit Party, none of its predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect; and

                  (x) no underground storage tanks or surface impoundments are on or at any Facility which have a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect.

5.13     EMPLOYEE MATTERS.

         There is no strike or work stoppage in existence or threatened involving any Credit Party that could reasonably be expected to have a Material Adverse Effect.


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

5.14     SOLVENCY.

         Each Credit Party is and, upon the incurrence of any Obligations by such Credit Party on any date on which this representation is made, will be, Solvent.

5.15     INSURANCE.

         Each Credit Party maintains, with, to its knowledge, financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

5.16     DISCLOSURE.

         No representation or warranty of any Obligor contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of such Obligor or its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to such Obligor, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by each Obligor to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to any Obligor (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

SECTION 6.  BORROWER'S AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each other Credit Party to perform, all covenants in this Section 6.

6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Administrative Agent for distribution to Lenders, and Administrative Agent will deliver to each Lender promptly upon receipt:


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

                  (i) QUARTERLY FINANCIALS: as soon as available and in any event within 60 days after the end of each Fiscal Quarter, (a) the Form 10-Q filed by Holdings with the Securities and Exchange Commission for such Fiscal Quarter and (b) a consolidated cash flow statement of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter (including combining cash flow information for each Station), all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (ii) YEAR-END FINANCIALS: as soon as available and in any event within 120 days after the end of each Fiscal Year, (a) the Form 10-K filed by Holdings with the Securities and Exchange Commission for such Fiscal Year, (b) a consolidated statement of cash flow of Borrower and its Subsidiaries for such Fiscal Year (including combining cash flow information for each Station), all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (c) in the case of such consolidated financial statements, a report thereon of KPMG Peat Marwick or other independent certified public accountants of recognized national standing selected by Borrower and satisfactory to Administrative Agent, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of Borrower and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iii) COMPLIANCE CERTIFICATES: together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions (i) and (ii) above, beginning with the fiscal period ending September 30, 2000, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

                  (iv) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to subdivisions (i) and (ii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i) and (ii) of this subsection 6.1 following such change, consolidated financial statements of Borrower and its


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

         Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i) and (ii) of this subsection 6.1 following such change, a written statement of the chief financial officer of Borrower setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (v) SEC & FCC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by any Obligor with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, including, without limitation, the filing of any Form 10-K or Form 10-Q by Holdings, (b) if requested by any Lender, copies of all material information required to be filed by any Obligor with the FCC and (c) all material press releases and other statements made available generally by any Obligor to the public concerning material developments in the business of any Obligor;

                  (vi) EVENTS OF DEFAULT, ETC.: promptly upon any senior officer of any Credit Party obtaining knowledge of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice to any Credit Party with respect to a claimed Event of Default or Potential Event of Default, an Officers' Certificate specifying the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action such Credit Party has taken, is taking and proposes to take with respect thereto;

                  (vii) LITIGATION OR OTHER PROCEEDINGS: promptly upon any senior officer of any Credit Party obtaining knowledge of (a) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any Credit Party or any property of any Credit Party (collectively, "PROCEEDINGS") not previously disclosed in writing by the Credit Parties to Lenders or (b) any material development in any Proceeding that, in any case:

                                    (1) has a reasonable possibility of giving
                           rise to a Material Adverse Effect; or

                                    (2) seeks to enjoin or otherwise prevent the
                           consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other non-privileged information as may be reasonably available to the Credit Parties to enable Lenders evaluate such matters;

                  (viii) ERISA EVENTS: promptly upon becoming aware of the occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Credit Parties or any of their ERISA Affiliates have taken, are taking or propose to take with


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

         respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (ix) ERISA NOTICES: with reasonable promptness, copies of (a) each SCHEDULE B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by any Credit Party or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                  (x) FINANCIAL PLANS: as soon as practicable and in any event no later than 30 days after the end of any Fiscal Year, a consolidated plan and financial forecast for the next Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), including (a) forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for such Fiscal Year (including combining income and cash flow information for each Station), together with an explanation of the assumptions on which such forecasts are based and (b) forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each month of such Fiscal Year (including combining income and cash flow information for each Station), together with an explanation of the assumptions on which such forecasts are based;

                  (xi) ENVIRONMENTAL AUDITS AND REPORTS: to the extent received by Borrower or any of its Subsidiaries and as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could result in a Material Adverse Effect; and

                  (xii) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to any Credit Party or any of its Affiliates as from time to time may be reasonably requested by any Lender. Without limiting the foregoing, in the event Holdings owns an interest in any Subsidiary other than a Credit Party, or engages in any business other than ownership of the Credit Parties and the businesses that Holdings is engaged in as of the date hereof (and activities incidental thereto) then in addition to the financial information required by subsections 6.1(i) and (ii) above, Borrower shall deliver such financial information as any Lender may reasonably request to supplement the Form 10-Qs and Form 10-Ks, delivered by Holdings to fairly present the information contained therein as it pertains solely to the Credit Parties.

6.2      CORPORATE EXISTENCE, ETC.

         Except as permitted under subsection 7.7, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all of their respective rights and franchises in each case where the failure to do so could reasonably be expected to result in a Material Adverse Effect.

6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that (i) such taxes and charges not in excess of $5,000,000 in the aggregate need not be paid until ten (10) Business Days after the date due and (ii) no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         B. No Credit Party will file or consent to the filing of any combined income tax return with any Person (other than the other Credit Parties and Holdings).

6.4      MAINTENANCE OF PROPERTIES; INSURANCE.

         Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of such Credit Party and its Subsidiaries and from time to time will make or cause to be made appropriate repairs, renewals and replacements thereof unless the applicable Credit Party determines in good faith that the maintenance of such property is not necessary for the conduct of its business. Each Credit Party will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of insurance shall name Administrative Agent as the loss payee and/or additional insured thereunder, for the ratable benefit of Lenders, and shall provide for at least 30 days prior written notice to Administrative Agent of any material modification or cancellation of such policy.

6.5      INSPECTION; LENDER MEETING.

         Subject to subsection 10.19, each Credit Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of such Credit Party or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Credit Party may, if it so chooses, be present at or participate in any such discussion), all without material disruption to the business of any Credit Party and upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, each Credit Party will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at such Credit Party's corporate offices (or such other location as may be agreed to by such Credit Party and

Administrative Agent) at such time as may be agreed to by such Credit Party and Administrative Agent.

6.6      COMPLIANCE WITH LAWS, ETC.

         Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

6.7      ENVIRONMENTAL DISCLOSURE AND INSPECTION.

         A. Each Credit Party shall, and shall cause each of its Subsidiaries to, exercise all reasonable due diligence in order to comply with all Environmental Laws in each case where the failure to do so could reasonably be expected to result in a Material Adverse Effect.

         B. Each Credit Party agrees that Administrative Agent may, after the occurrence and during the continuation of an Event of Default or Potential Event of Default, from time to time and in its reasonable discretion, retain an independent professional consultant to review any report relating to Hazardous Materials prepared by or for such Credit Party and to conduct its own investigation of any Facility currently owned, leased, operated or used by such Credit Party or any of its Subsidiaries, and each Credit Party agrees to use its best efforts to obtain permission for Administrative Agent's professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by such Credit Party or any of its Subsidiaries. Each Credit Party agrees to pay all reasonable fees, costs, expenses incurred by Administrative Agent's professional consultant hereunder. Each Credit Party hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by such Credit Party or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by such Credit Party and Administrative Agent, upon reasonable advanced notice and during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Each Credit Party and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7B will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to such Credit Party with the understanding that such Credit Party acknowledges and agrees that
(i) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to such Credit Party's use of or reliance on such report, (ii) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to such Credit Party, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.


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

         C. Each Credit Party shall, at its own expense, provide copies of such non-privileged documents or information in such Credit Party's possession or obtainable at a reasonable cost as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8      BORROWER'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

         Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations, except when, and only to the extent that, such Credit Party's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by such Credit Party or could not have a Material Adverse Effect.

6.9      INTEREST RATE PROTECTION.

         If for any two consecutive Fiscal Quarters the Consolidated Total Debt Ratio is greater than or equal to 5.00:1.00, Borrower shall obtain one or more Interest Rate Agreements with respect to the Loans, within 90 days after the end of such period, in an aggregate notional principal amount at any time of not less than an amount equal to 50% of the then outstanding principal balance of the Loans, which Interest Rate Agreements shall have the effect of establishing a maximum interest rate satisfactory to Administrative Agent with respect to such notional principal amount, each such Interest Rate Agreement to be in form and substance reasonably satisfactory to Administrative Agent and with a term of not less than two years.

SECTION 7.  BORROWER'S NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each other Credit Party to perform, all covenants in this Section 7.

7.1      INDEBTEDNESS.

         The Obligors shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) The Credit Parties may become and remain liable with respect to (a) the Obligations and (b) Indebtedness existing as of the Closing Date as set forth in Schedule 7.1 annexed hereto (but not any refinancing or renewal of any such Indebtedness described in this clause (b));

                  (ii) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection
         7.4 and, upon any matured obligations
         actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iii) Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases and/or secured purchase money Indebtedness in a combined aggregate amount not to exceed $3,000,000 at any time; PROVIDED that with respect to any purchase money Indebtedness, such Indebtedness shall be secured only by the assets purchased with the proceeds thereof (and proceeds thereof) and at least 80% of the purchase price of such assets was provided by the proceeds of such purchase money Indebtedness;

                  (iv) The Subsidiaries of Borrower may become and remain liable with respect to Indebtedness to Borrower and Borrower may become and remain liable with respect to Indebtedness to a Subsidiary of Borrower; PROVIDED that all such intercompany Indebtedness shall be subordinated in right of payment to the cash payment in full of the Obligations and any payment by any Subsidiary of Borrower under the Subsidiary Guaranty shall result in a PRO TANTO reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Borrower;

                  (v) Borrower and its Subsidiaries may become and remain liable in respect of (i) accounts payable, accrued expenses and other deferred expenses constituting Indebtedness not in excess of $2,500,000 outstanding at any time and (ii) additional Indebtedness similar to the foregoing and owing to the Florida Marlins and being contested in good faith pursuant to appropriate proceedings by Borrower and its Subsidiaries in an aggregate amount not in excess of $2,100,000 plus accrued interest thereon.

                  (vi) Borrower may become and remain liable with respect to unsecured Subordinated Indebtedness in an aggregate principal amount not to exceed $100,000,000; and

                  (vii) Borrower and its Subsidiaries may become and remain liable with respect to other unsecured Indebtedness in an aggregate principal amount not to exceed $5,000,000.

7.2      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except for the following:

                  (i) Permitted Encumbrances;


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

                  (ii) Liens granted pursuant to the Security Documents;

                  (iii) purchase money Liens securing purchase money Indebtedness permitted pursuant to subsection 7.1(iii); PROVIDED that
         (a) the purchase of the asset subject to such Lien is permitted under the terms of subsection 7.7 and (b) such Liens encumber only the asset so purchased (and proceeds thereof); and

                  (iv) Liens securing Capital Leases permitted under subsections 7.8.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any Lien other than a Permitted Lien.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither any Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired other than leases or licenses of specified property which prohibit Liens on such property.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO CREDIT PARTIES OR OTHER SUBSIDIARIES. Except as provided herein, the Credit Parties will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by such Credit Party or any other Subsidiary of such Credit Party,
(ii) repay or prepay any Indebtedness owed by such Subsidiary to such Credit Party or any other Subsidiary of such Credit Party, (iii) make loans or advances to such Credit Party or any other Subsidiary of such Credit Party, or (iv) transfer any of its property or assets to such Credit Party or any other Subsidiary of such Credit Party.

7.3      INVESTMENTS; JOINT VENTURES.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) The Credit Parties and their respective Subsidiaries may make and own Investments in Cash and Cash Equivalents;

                  (ii) The Credit Parties and their respective Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any of their respective Subsidiaries;


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

                  (iii) The Credit Parties and their respective Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

                  (iv) The Credit Parties and their respective Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

                  (v) The Credit Parties and their respective Subsidiaries may make Investments consisting of surety bonds, escrow arrangements, security deposits and like transactions incurred either (a) in the ordinary course of business or (b) in connection with a Permitted Acquisition;

                  (vi) Investments in newly formed Subsidiaries; PROVIDED that such Subsidiaries become parties to the Subsidiary Guaranty and the other Loan Documents to the same extent as the other Subsidiaries of Borrower;

                  (vii) Investments existing as of the Closing Date as set forth in Schedule 7.3;

                  (viii) So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, or would result therefrom, Borrower and its Subsidiaries may make other Investments; PROVIDED that (a) any Cash consideration paid or advanced to make any such Investment, together with all Cash consideration paid or advanced to make all such Investments made pursuant to this clause (viii), shall not exceed $10,000,000 in the aggregate, and (b) the value of any non-Cash consideration paid or advanced to make any such Investment, together with the value of all non-Cash consideration paid or advanced to make all such Investments described under this clause (viii), shall not exceed $30,000,000 in the aggregate (it being understood that the value of any such non-Cash consideration shall be determined in good faith by Borrower at the time such consideration is paid or advanced to make the applicable Investment); and

                  (ix) Investments in Joint Ventures with other radio operators in broadcast tower operations in an aggregate amount not to exceed $5,000,000; and

                  (x) Investments with respect to transactions permitted pursuant to subsection 7.7.

7.4      CONTINGENT OBLIGATIONS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) The Credit Parties and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations incurred pursuant to the Loan Documents;

                  (ii) Borrower may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements required under subsection 6.9;


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

                  (iii) Contingent Obligations with respect to transactions permitted pursuant to subsection 7.3 (viii) or subsection 7.7;

                  (iv) Borrower and its Subsidiaries may become and remain liable with respect to performance bonds or deposits or other surety arrangements supporting insurance obligations or other commitments or undertakings arising in the ordinary course of business consistent with past practice;

                  (v) Contingent Obligations existing as of the Closing Date as set forth in Schedule 7.4 annexed hereto; and

                  (vi) Contingent Obligations consisting of any Credit Party (other than a License Subsidiary) guaranteeing (or otherwise supporting) the obligations of another Credit Party which are permitted hereunder.

7.5      RESTRICTED JUNIOR PAYMENTS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that Borrower (i) may make distributions to Holdings for tax obligations incurred by Holdings as a result of the pass-through of income to Holdings from the Credit Parties or as a result of the disposition by Holdings of any interest in a Credit Party (including without limitation, capital gains taxes); (ii) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, may make Cash distributions to Holdings for the repurchase by Holdings pursuant to open market transactions in compliance with all applicable laws of publicly owned Equity Securities of Holdings' in an aggregate cumulative amount since the Closing Date not to exceed $25,000,000; and (iii) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, Borrower may make Cash advances (any such advance by Borrower or direct payment by Borrower or any of its Subsidiaries in lieu of making such advance, being a "HOLDINGS ADVANCE") to Holdings in an amount sufficient to enable Holdings to pay reasonable and customary fees, costs and expenses incurred by Holdings (and not payable to Affiliates of Holdings) in connection with the public issuance of Securities of Holdings; PROVIDED that each such Holdings Advance is evidenced by a promissory note (which may consist of one master note that covers all Holding Advances from time to time) payable on demand by Borrower.

7.6      FINANCIAL COVENANTS.

         A. MINIMUM INTEREST COVERAGE RATIO. Borrower shall not permit the ratio of (i) Consolidated Operating Cash Flow to (ii) Consolidated Cash Interest Expense for any four consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter of Borrower (X) during the period from and including the Closing Date to and including June 30, 2001 to be less than 1.75:1.00, and (Y) thereafter to be less than 2.00:1.00.

         B. MINIMUM FIXED CHARGE COVERAGE RATIO. Borrower shall not permit the ratio of (i) Consolidated Operating Cash Flow to (ii) Consolidated Fixed Charges for any four consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter of Borrower to be less than 1.10:1.00.


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

         C. MAXIMUM CONSOLIDATED TOTAL DEBT RATIO. Borrower shall not permit the ratio of (i) Consolidated Total Debt as of the last day of any Fiscal Quarter to
(ii) Consolidated Operating Cash Flow for the four consecutive Fiscal Quarter period ending as of the last day of such Fiscal Quarter during any of the periods set forth below to exceed the correlative ratio indicated:

================================================== ============================
                                                             MAXIMUM
                         PERIODS                     CONSOLIDATED TOTAL DEBT
                                                              RATIO
================================================== ============================
Closing Date - March 31, 2001                               6.75:1.00
-------------------------------------------------- ----------------------------
April 1, 2001 - September 30, 2001                          6.50:1.00
-------------------------------------------------- ----------------------------
October 1, 2001 - March 31, 2002                            6.25:1.00
-------------------------------------------------- ----------------------------
April 1, 2002 - December 31, 2002                           6.00:1.00
-------------------------------------------------- ----------------------------
January 1, 2003 - December 31, 2003                         5.50:1.00
-------------------------------------------------- ----------------------------
January 1, 2004 - December 31, 2004                         5.00:1.00
-------------------------------------------------- ----------------------------
January 1, 2005 - December 31, 2005                         4.50:1.00
-------------------------------------------------- ----------------------------
January 1, 2006 and thereafter                              4.00:1.00
================================================== ============================


7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of their business, property or fixed assets, whether now owned or hereafter acquired (other than sales and other dispositions, including the sale, transfer, replacement or other disposition of equipment and inventory, in each case, in the ordinary course of business), or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person or enter into any LMA except:

                  (i) (a) Borrower and any Subsidiary of Borrower may be merged or consolidated with or into, or may convey, lease or otherwise dispose of assets to Borrower (PROVIDED that Borrower shall be the continuing or surviving entity) or with or into or to any one or more Subsidiaries of Borrower and, (b) any Subsidiary of Borrower may liquidate or dissolve as long as in connection therewith all of its assets are transferred to Borrower or any Subsidiary of Borrower; PROVIDED that a License Sub may only be merged with or liquidated or dissolved into, another License Sub; PROVIDED FURTHER, that none of the foregoing transactions shall result in any diminution in ownership by Borrower (on a consolidated basis) of any of the assets affected thereby;


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

                  (ii) Borrower and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                  (iii) Borrower and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales;

                  (iv) So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, or would result therefrom, Borrower and its Subsidiaries may consummate acquisitions of radio broadcasting stations in the United States (each, a "PERMITTED ACQUISITION") and may enter into LMA's for radio broadcasting stations in the United States upon satisfaction of the following conditions (as applicable):

                           (a) in the case of a Permitted Acquisition:

                                    (1) each of the conditions set forth in
                           subsection 4.2 shall have been satisfied to the extent applicable; and

                                    (2) prior to any such Permitted Acquisition,
                           Borrower shall have demonstrated, to Administrative Agent's reasonable satisfaction, pro forma compliance with each of the covenants set forth in subsection
                           7.6 after giving effect to such Permitted Acquisition and throughout the remaining term of this Agreement and shall provide projections to Administrative Agent evidencing such compliance, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent; PROVIDED, HOWEVER, that if on the date of such Permitted Acquisition the aggregate fair market value of all the Acquired Stations in such Permitted Acquisition is less than $20,000,000, Borrower shall only be required to deliver an Officers' Certificate of Borrower providing a representation and warranty that Borrower's commercially reasonable projections demonstrate that Borrower shall be in pro forma compliance with each of the covenants set forth in subsection 7.6 after giving effect to such Permitted Acquisition and throughout the term of this Agreement.

                           (b) in the case of an LMA:

                                    (1) if such LMA is not of a station subject
                           to a pending Permitted Acquisition, such LMA together with any other LMA's of stations not subject to pending Permitted Acquisitions in effect at such time shall not contribute (or be projected to contribute) more than 10% of Consolidated Operating Cash Flow for any four consecutive Fiscal Quarter Period; and

                                    (2) Borrower shall have delivered to
                           Administrative Agent an Officer's Certificate dated as of the date Borrower or its Subsidiaries enter into such LMA and calculated to give effect to any related transactions, demonstrating compliance with the conditions set forth in this subsection 7.7(iv) and the covenants set forth in this Agreement after giving effect to such LMA;

                  (v) Borrower and its Subsidiaries may make Asset Sales of assets having an aggregate, cumulative fair market value not to exceed $10,000,000 during the term of this Agreement; PROVIDED that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof and (b) the sole consideration received shall be Cash or Cash and Permitted Sale Notes;

                  (vi) Borrower and its Subsidiaries may make other Asset Sales; PROVIDED that either (I) each of the following conditions is satisfied:
         (a) the assets subject to such Asset Sales, in the aggregate together with all other assets sold pursuant to Asset Sales of the Borrower and its Subsidiaries since the Closing Date did NOT generate more than 10% of Consolidated Operating Cash Flow taken as a single accounting period (calculated on a cumulative basis since the Closing Date), (b) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof and (c) the sole consideration received shall be Cash or Cash and Permitted Sale Notes OR (II) Requisite Lenders approve of such Asset Sale;

                  (vii) Borrower and its Subsidiaries may acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person to the extent such acquisition constitutes an Investment otherwise permitted under subsection 7.3(ix); and

                  (viii) As long as no Event of Default or Potential Event of Default has occurred and is continuing, the Credit Parties may sell or otherwise transfer Tower Sites to BFT; PROVIDED that (a) the consideration for such sale or transfer shall consist of a promissory note or notes in an aggregate principal amount of not less than the greater of (x) the fair market value of such Tower Sites or (y) the depreciated acquisition costs to the applicable Credit Party for such Tower Site, which shall have a final maturity of not more than 20 years from the date of issuance thereof, shall provide for monthly cash interest at a per annum rate of not less than 6.0%, and shall provide for monthly repayments of principal such that the amount of each monthly installment of principal and interest through and including the last such installment shall be equal to each other such installment;
         (b) those Credit Parties which are transferors of such Tower Sites shall, substantially concurrently with such sale or transfer, enter into lease contracts with BFT for such Tower Sites, which contracts shall be in form and substance reasonably satisfactory to Administrative Agent; (c) in any event, in any month following such transfer the aggregate of all lease payments for such Tower Sites made in such month by such Credit Party shall not exceed the amount of the installment of principal and interest paid during such month in cash to such Credit Party pursuant to the promissory note or notes referred to in the preceding clause (a); and (d) such Tower Sites and the leases in respect thereof shall be subject to the terms and conditions of the BFT Consent Letter (all of the foregoing transfers and related transactions being a "PERMITTED TOWER TRANSFER").

7.8      SALES AND LEASE-BACKS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Credit Parties or any of their respective Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Credit Parties or any of their respective Subsidiaries) other than the Transferred Tower Sites or (ii) which Credit Parties or any of the respective Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Credit Parties or any of their respective Subsidiaries to any Person (other than the Credit Parties or any of their respective Subsidiaries) in connection with such lease; PROVIDED that the foregoing restrictions shall not apply to Permitted Tower Transfers.

7.9      SALE OR DISCOUNT OF RECEIVABLES.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of their notes or accounts receivable other than (i) in the ordinary course of business and (ii) the settlement, compromise or discounting of any notes or accounts in connection with the collection thereof (or the classification thereof as uncollectible) in a manner consistent with customary accounting practice.

7.10     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity Securities of any Credit Party or with any Affiliates of any Credit Party or of any such holder, on terms that are less favorable to such Credit Party or such Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restrictions shall not apply to (i) any transactions between or among the Borrower and any of its wholly owned Subsidiaries or between or among any such Subsidiary and any of its wholly owned Subsidiaries, (ii) Permitted Tower Transfers and (iii) reasonable and customary fees paid to members of the Board of Directors of the Credit Parties and their respective Subsidiaries.

7.11     CONDUCT OF BUSINESS

         From and after the Closing Date, no Credit Party will engage in any business other than (i) the business engaged in by any Credit Party on the Closing Date, and similar or related businesses and reasonable extensions thereof, and (ii) such other lines of business as may be consented to by Administrative Agent and Requisite Lenders; PROVIDED that, notwithstanding anything to the contrary in this Agreement, no License Sub shall engage in any business or incur any liabilities other than the ownership of its respective FCC Licenses and the execution, delivery and performance of the Loan Documents to which it is a party and activities incidental to the foregoing. Anything to the contrary in this subsection 7.11 notwithstanding, Borrower and its Subsidiaries may engage, pursuant to Investments permitted under subsection 7.3(ix), in the business conducted by the businesses or Persons acquired through such Investments.


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7.12     AMENDMENTS OR WAIVERS OF SUBORDINATED DEBT DOCUMENTS AND CHARTER
         DOCUMENTS

         A. AMENDMENTS OF SUBORDINATED DEBT DOCUMENTS. No Credit Party shall amend or otherwise change the terms of any Subordinated Debt Documents, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on any Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate or make less restrictive or less burdensome any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof in such a manner that makes such provisions more burdensome or restrictive on any Credit Party, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of any Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party, Administrative Agent or Lenders, without the prior written consent of Requisite Lenders.

         B. CHARTER DOCUMENTS. No Credit Party will agree to any material amendment to, or waive any of its material rights under, its certificates or articles of incorporation, bylaws or other documents relating to its capital stock (other than amendments or waivers which individually, or together with all other amendments, waivers or changes made, would not be adverse to, Administrative Agent or Lenders) without, in each case, obtaining the written consent of Administrative Agent or Requisite Lenders to such amendment or waiver.

7.13     FISCAL YEAR

         No Credit Party shall change its fiscal year-end from December 31 without the consent of Requisite Lenders.

SECTION 8.  EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by Borrower to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrower to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit within three Business Days after the date due; or failure by Borrower to pay any fee or any other amount due under this Agreement within five Business Days after the date due; or

8.2      DEFAULT IN OTHER AGREEMENTS.

         (i) Failure of any Credit Party to pay when due (including any applicable grace period) (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in


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subsection 8.1) in an individual principal amount of $5,000,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $5,000,000 or more or any Contingent Obligations with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Borrower or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $5,000,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or any Contingent Obligation in an individual principal amount of $5,000,000 or more or any Contingent Obligations with an aggregate principal amount of $5,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such other Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, or such Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3      BREACH OF CERTAIN COVENANTS.

         Failure of any Credit Party to perform or comply with any term or condition contained in subsection 2.5, 6.2 or Section 7 of this Agreement; or

8.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by any Obligor or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by such Obligor or any of its respective Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         Any Obligor shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Borrower shall have obtained knowledge of such default or
(ii) receipt by Borrower of notice from Administrative Agent or Requisite Lenders of such default; or

8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Obligor in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Obligor under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the


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appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Obligor, or over all or a substantial part of their property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Obligor for all or a substantial part of their property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such Obligor, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) Any Obligor shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Obligor shall make any assignment for the benefit of creditors; or (ii) any Obligor shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Obligor (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance) shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against any Obligor decreeing the dissolution or split up of such Obligor or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower or any of its respective ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or


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8.11     FAILURE OF SECURITY, GUARANTY OR SUBORDINATION.

         (i) The BFT Consent Letter, Subsidiary Guaranty or any Security Document shall, at any time, cease to be in full force and effect (other than by reason of a release of any Obligor or Collateral in accordance with the terms thereof or the satisfaction in full of all Obligations) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Obligor, or the Administrative Agent shall not have or cease to have a valid and perfected First Priority security interest in any material portion of the Collateral (subject to Permitted Liens) to the extent contemplated by the Security Documents, or (ii) any agreement evidencing or governing the subordination of the Subordinated Indebtedness of $5,000,000 or more in the aggregate shall fail to remain in full force or effect or any Credit Party shall breach the subordination provisions of the Subordinated Indebtedness; or

8.12     FCC LICENSES.

         Any FCC License (other than auxiliary service licenses) relating to a Station that has accounted for (or has been projected to account for, in case of any newly acquired Stations) 10% or more of Consolidated Operating Cash Flow as of the most recently concluded (or projected, as the case maybe) four consecutive Fiscal Quarter period shall be canceled, terminated, modified in any material adverse respect, renewed on terms that materially and adversely affect the economic or commercial value thereof, or finally denied renewal for any reason; or

8.13     BUSINESS INTERRUPTION.

         Borrower shall permit any of its on-the-air broadcasting operations to be, or any Station which contributes or Stations which in the aggregate contribute more than 10% of the Consolidated Operating Cash Flow of the Borrower shall permit any of its on-the-air broadcasting operations to be, interrupted for more than (i) any 5 calendar days in any month or (ii) 72 consecutive hours; or

8.14     CHANGE OF CONTROL.

         There shall occur any Change of Control;

         THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) (such amount to be held by Collateral Administrative Agent pursuant to cash collateral agreements in form and substance satisfactory to Administrative Agent), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrower,


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declare all or any portion of the amounts described in clauses (a) through (c)
above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

         Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the cash collateral agreements described in clause (b) above and shall be applied as therein provided.

         Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Borrower, may at their option rescind and annul such acceleration and its consequences (including, without limitation, the return to the applicable Credit Party of any unapplied cash collateral in accordance with the Security Documents); but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Borrower and do not grant Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

SECTION 9.  AGENT

9.1      APPOINTMENT.

         A. Bank of Montreal is hereby appointed Administrative Agent hereunder and under the other Loan Documents, Fleet National Bank is hereby appointed Syndication Agent hereunder, Bank of America, N.A. and The Bank of New York are hereby appointed Documentation Agents hereunder and The Bank of New York is hereby appointed Managing Agent hereunder and each Lender hereby authorizes each Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and neither any Obligor nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions thereof (other than with respect to the right to consent to a substitute Administrative Agent pursuant to subsection 9.5). In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Obligor or any of its Subsidiaries.


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9.2      POWERS; GENERAL IMMUNITY.

         A. DUTIES SPECIFIED. Each Lender irrevocably authorizes Agents to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agents by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. An Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Anything in this Agreement or the other Loan Documents to the contrary notwithstanding, the titles of Syndication Agent, Documentation Agent and Managing Agent are awarded hereunder for deal credit purposes only and no such Agent shall have any duties or obligations hereunder or under any of the other Loan Documents other than its duties and obligations as a Lender hereunder or thereunder.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of any Obligor to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Obligor or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the components amounts thereof.

         C. EXCULPATORY PROVISIONS. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by their own gross negligence or willful misconduct. If an Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and


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judgments of attorneys (who may be attorneys for the Obligors and their respective Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Each Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

         D. AGENTS ENTITLED TO ACT AS LENDERS. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Obligor or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Obligor for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Obligors and their respective Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Obligors and their respective Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Borrower or another Obligor, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as an Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence, willful misconduct or


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breach of contract arising under this Agreement or the other Loan Documents. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      SUCCESSOR ADMINISTRATIVE AGENT.

         Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders, Administrative Agent and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to, and with the prior written consent of, Borrower (which consent of Borrower shall not be unreasonably withheld or delayed and which consent, in any case, shall not be required at any time that an Event of Default has occurred and is continuing), to appoint a successor Agent. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.6      SECURITY DOCUMENTS, ETC.

         A. SECURITY DOCUMENTS. Each Lender hereby further authorizes Administrative Agent to enter into the Security Documents as secured party, and to accept the Subsidiary Guaranty, in each case on behalf of and for the benefit of Lenders and agrees to be bound by the terms of the Security Documents and the Subsidiary Guaranty; PROVIDED that Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Security Documents or the Subsidiary Guaranty without the prior consent of Requisite Lenders (or such greater number of Lenders as might be required under Section 10.6); PROVIDED FURTHER, that anything in this Agreement or the other Loan Documents to the contrary notwithstanding:

                  (i) Administrative Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

                  (ii) The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (a) upon termination of the Commitments and payment in full of the Loans and all other Obligations payable under this Agreement and under any other Loan Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or under the Security Documents; (c) constituting


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         property in which any Obligor owned no interest at the time the Lien was granted or at any time thereafter; (d) constituting property leased to any Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended; (e) consisting of an instrument evidencing Indebtedness if the Indebtedness evidenced thereby has been paid in full; or (f) if otherwise approved, authorized or ratified in writing by Requisite Lenders, subject to subsection 10.6. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.6.

         B. LENDER ACTION. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under the Security Documents (including without limitation through the exercise of a right of set-off against call deposits of such Lender in which any funds on deposit in the Security Documents may from time to time be invested, unless requested by Administrative Agent or Requisite Lenders) or enforce any remedy or make any demand pursuant to the Subsidiary Guaranty, it being understood and agreed that all rights and remedies under the Security Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof.

9.7      APPOINTMENT OF SEPARATE ADMINISTRATIVE AGENT.

         At any time or times deemed necessary or advisable by Administrative Agent or Requisite Lenders, upon and during the continuance of an Event of Default, including for purposes of complying with Section 310(b) of the Communications Act and for purposes of enforcing any right or remedy hereunder, Administrative Agent or Requisite Lenders may appoint one or more Persons to act as a separate agent or co-agent to the full extent permitted by law and in accordance with such instructions and directions as Administrative Agent or Requisite Lenders, as the case may be, may specify. All provisions of this Agreement which are for the benefit of the Administrative Agent shall extend to and apply to each separate agent or co-agent appointed pursuant to the foregoing provisions. The powers of any separate agent or co-agent shall not exceed those of the Administrative Agent hereunder.

SECTION 10.  MISCELLANEOUS

10.1     ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

         A. GENERAL. Each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment, transfer or participation shall, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; and PROVIDED, FURTHER that no such sale, assignment, transfer or


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participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or other Obligations owed to such Lender.

         B.       ASSIGNMENTS.

                  (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Borrower and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participation therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Borrower and Administrative Agent and with the consent of Borrower and Administrative Agent (which consent of Borrower and Administrative Agent shall not be unreasonably withheld and which consent, in the case of Borrower, shall not be required at any time that an Event of Default has occurred and is continuing); PROVIDED that as long as no Event of Default has occurred and is continuing, after giving effect to any such assignment by an assigning Lender which is less than the total amount of such assigning Lender's aggregate Term Loan Commitment, Term Loans, Revolving Loan Commitment, Revolving Loans or interest in any Letters of Credit, the aggregate amount of such assigning Lender's Term Loan Commitment, Term Loans, Revolving Loan Commitment, Revolving Loans and interests in Letters of Credit held by it shall not be less than $5,000,000. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance, an assignment agreement, together with (i) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such assignment agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a) and (ii) for assignments pursuant to clause (b) above a processing fee of $3,500 (for which no Obligor shall have any responsibility or liability). Upon such execution, delivery, and acceptance, from and after the effective date specified in such assignment agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of EXHIBIT IV or EXHIBIT V annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and the assigning Lender.

                  (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT. Upon its receipt of an assignment agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if such assignment agreement has been completed and is acceptable in form and substance to Administrative Agent, and if Administrative Agent and Borrower have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such assignment agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) give prompt notice thereof to Borrower. Administrative Agent shall maintain a copy of each assignment agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

         C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Borrower hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation.

         D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; PROVIDED that (i) no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.


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

         E. INFORMATION. Each Lender may furnish any information concerning the Obligors and their respective Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2     EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (i) all the actual and reasonable out-of-pocket costs and expenses of Administrative Agent for the preparation of the Loan Documents; (ii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by any Obligor; (iii) all other actual and reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with the initial syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby (except that no Obligor shall be required to pay financing fees or any other fees or expenses of any syndication member unless agreed upon separately by Borrower); and (iv) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Obligor hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3     INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend, indemnify, pay and hold harmless Agents and Lenders and their respective Affiliates, and the officers, directors, employees and agents of Agents and Lenders and their respective Affiliates (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees) in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person (including, without limitation, any Obligor or Affiliate thereof), whether or not any such Indemnitee shall be designated as a party or a potential party thereto), that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of the actions or activities of any Credit Party or Affiliate thereof (including without limitation in respect of securities and commercial laws, statutes, rules or regulations and Environmental Laws), this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation any broker's or finder's fees alleged to have been incurred in connection herewith or therewith, Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to Borrower with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); PROVIDED that (i) the foregoing indemnity shall not apply to any action or claim brought by any Obligor against any Indemnitee hereunder for breach of contract arising under this Agreement or the other Loan Documents and (ii) Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee or any of its officers, directors, employees, agents or affiliates as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute, jointly and severally, the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all non-excluded Indemnified Liabilities incurred by the Indemnitees or any of them.

10.4     SET-OFF.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

10.5     RATABLE SHARING.

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the

Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     AMENDMENTS AND WAIVERS.

         No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that any such amendment, modification, termination, waiver or consent which: postpones the scheduled final maturity date of any of the Loans; changes in any manner the method for calculating "Pro Rata Share" or "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; releases any Lien granted in favor of Administrative Agent with respect to any material portion of the Collateral; releases any Subsidiary from that Subsidiary's obligations under the Subsidiary Guaranty (other than pursuant to a transaction permitted hereunder such as a permitted asset sale or merger of such Subsidiary), or contractually subordinates the Subsidiary Guaranty to the payment of any other obligations of that Subsidiary; consents to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6; increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; reduces the amount of, or postpones the date of, any scheduled amortization installment of principal of, or commitment reduction with respect to, any of the Loans as set forth in subsection 2.4A(i) or (ii), as the case may be; postpones the date on which any interest or any fees are payable with respect to any Loans; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or reduces the rate or the amount of any fees payable hereunder with respect to any Loans; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of any Letter of Credit past the Revolving Loan Commitment Termination Date; or changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit, shall be effective, in each case, only if evidenced by a writing signed by or on behalf of all Lenders holding the Loans or Letters of Credit (or having a Commitment with respect thereto) which are the subject of such amendment, modification, termination, waiver or consent. In addition (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (ii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of an Agent shall be effective without the written concurrence of such Agent. Administrative Agent may, but shall have no obligation to,


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

with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrower, on Borrower.

10.7     INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8     NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile if received by 5 p.m. (local time) on a Business Day (or if not received by such time on a Business Day, the telefacsimile shall be deemed received on the next Business
Day), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrower and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2 and 10.3 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.19 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn hereunder, and the termination of this Agreement.

10.10    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or


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

privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11    MARSHALLING; PAYMENTS SET ASIDE.

         Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that a Obligor makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14    HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


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

10.15    APPLICABLE LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16    SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrower without the prior written consent of all Lenders.

10.17    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OBLIGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Borrower at its address provided in subsection 10.8, such service being hereby acknowledged by Borrower to be sufficient for personal jurisdiction in any action against Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Borrower in the courts of any other jurisdiction.

10.18    WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will


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continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19    CONFIDENTIALITY.

         Each Lender shall hold all non-public information identified by Borrower as confidential obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrower that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by the Obligors or any of their respective Subsidiaries.

10.20    COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

         BORROWER:         BEASLEY MEZZANINE HOLDINGS LLC,





                           By:  ________________________________________________
                                Name:
                                Title:

                           NOTICE ADDRESS FOR BORROWER:

                           Beasley Mezzanine Holdings LLC
                           3033 Riviera Drive
                           Suite 200
                           Naples, Florida 33940
                           Attention: Caroline Beasley
                                      Vice President and Chief Financial Officer
                           Telecopy:  (941) 434-8950

                           With a copy (by the same means) to:

                           Latham & Watkins
                           Suite 1300
                           1001 Pennsylvania Avenue, N.W.
                           Washington, DC 20004
                           Attention:     Joe Sullivan, Esq.
                           Telecopy:.  (202) 637-2201

         LENDERS: BANK OF MONTREAL, CHICAGO BRANCH, individually and as Administrative Agent

                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        Notice Address:

                                        16th Floor
                                        430 Park Avenue
                                        New York, New York  10022
                                        Attention: Michael Andres
                                        Telecopy:      (212) 605-1648

                                        FLEET NATIONAL BANK, individually and as Syndication Agent.

                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        Notice Address:

                                        1185 6th Avenue
                                        16th Floor
                                        New York, New York  10036
                                        Attention: Garret Komjathy
                                        Telecopy:  (212) 819-6202

                                        BANK OF AMERICA, N.A., individually and
                                        as a Documentation Agent



                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        Notice Address:

                                        901 Main St.
                                        64th Floor
                                        Dallas, TX 75202
                                        Attention: Todd Shipley
                                        Telecopy:  (214) 209-9390

                                       THE BANK OF NEW YORK, individually, as a
                                       Documentation Agent and as Managing Agent



                                       By:  ___________________________________
                                            Name:
                                            Title:

                                       Notice Address:

                                       One Wall Street
                                       16th Floor
                                       New York, New York 10286
                                       Attention: Cindy Rogers
                                       Telecopy:  (212) 635-8595

                                        ING (US) CAPITAL CORP.



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Notice Address:

                                        55 East 52nd Street
                                        35th Floor
                                        New York, NY 10036
                                        Attention: Bill James
                                        Telecopy:  (212) 409-5851

                                        CREDIT SUISSE FIRST BOSTON

                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Notice Address:

                                        11 Madison Avenue
                                        New York, NY 10010
                                        Attention: David L. Sawyer
                                        Telecopy:  (212) 325-8314

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Notice Address:

                                        1420 Fifth Avenue
                                        10th Floor
                                        Seattle, WA 98101
                                        Attention: Ken Altena
                                        Telecopy:  (206) 344-2331

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION

                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Notice Address:

                                        Sixth and Marquette
                                        N9305-072
                                        Minneapolis, MN 55479
                                        Attention: Vipa Chiraprut
                                        Telecopy:  (612) 667-0505

                                        SUMMIT BANK

                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Notice Address:

                                        502 Carnegie Center
                                        Princeton, NJ 08540-6289
                                        Attention: Michael A. Cerullo
                                        Telecopy:  (609) 799-9262

                                        COOPERATEVE CENTRALE RAIFFEISEN-
                                        BOERENLEENBANK B.A., "RABOBANK
                                        NEDERLAND", NEW YORK BRANCH

                                        By:  ___________________________________
                                             Name:
                                             Title:





                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        Notice Address:

                                        300 South Wacker Drive
                                        Suite 3500
                                        Chicago, IL 60606
                                        Attention: Doug Zylstra
                                        Telecopy:  (312) 768-0052

                                        CITY NATIONAL BANK

                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Notice Address:

                                        400 North Roxbury Drive
                                        3rd Floor
                                        Beverly Hills, CA 90120
                                        Attention: Patrick Drum
                                        Telecopy:  (310) 888-6564

                                  SCHEDULE 2.1

                    LENDERS' COMMITMENTS AND PRO RATA SHARES

================================================== ========================== ============================

                     LENDER                               COMMITMENT                PRO RATA SHARE
-------------------------------------------------- -------------------------- ----------------------------
Bank of Montreal, Chicago Branch
-------------------------------------------------- -------------------------- ----------------------------
Fleet National Bank
-------------------------------------------------- -------------------------- ----------------------------
Bank of American, N.A.
-------------------------------------------------- -------------------------- ----------------------------
The Bank of New York
-------------------------------------------------- -------------------------- ----------------------------
Ing (US) Capital Corp.
-------------------------------------------------- -------------------------- ----------------------------
Credit Suisse First Boston
-------------------------------------------------- -------------------------- ----------------------------
U.S. Bank National Association
-------------------------------------------------- -------------------------- ----------------------------
Wells Fargo Bank, National Association
-------------------------------------------------- -------------------------- ----------------------------
Summit Bank
-------------------------------------------------- -------------------------- ----------------------------
Cooperateve Centrale Raiffeisen- Boerenleenbank
B.A., "Rabobank Nederland", New York Branch
-------------------------------------------------- -------------------------- ----------------------------
City National Bank
-------------------------------------------------- -------------------------- ----------------------------
Total
================================================== ========================== ============================